                                   EXHIBIT 2

                            BROOKLINE SAVINGS BANK
                            PLAN OF REORGANIZATION
                          FROM A MUTUAL SAVINGS BANK
                          TO A MUTUAL HOLDING COMPANY
                            AND STOCK ISSUANCE PLAN

                               TABLE OF CONTENTS

1.   Introduction - Business Purpose.....................................................  1
2.   Definitions.........................................................................  2
3.   The Reorganization..................................................................  7
4.   Conditions to Implementation of the Reorganization.................................. 10
5.   Special Meeting of Corporators and Vote Required to Approve the Plan................ 11
6.   Charters and Bylaws................................................................. 11
7.   Liquidation and Voting Rights....................................................... 11
8.   Conversion of MHC to a Federal MHC.................................................. 12
9.   Conversion of MHC to Stock Form..................................................... 12
10.  Timing of the Reorganization and Sale of Capital Stock.............................. 13
11.  Number of Shares to be Offered...................................................... 13
12.  Independent Valuation and Purchase Price of Shares.................................. 14
13.  Method of Offering Shares and Rights to Purchase Stock.............................. 15
14.  Additional Limitations on Purchases of Common Stock................................. 18
15.  Payment for Stock................................................................... 20
16.  Manner of Exercising Subscription Rights Through Order Forms........................ 21
17.  Undelivered, Defective or Late Order Form; Insufficient Payment..................... 22
18.  Completion of the Stock Offering.................................................... 22
19.  Market for Common Stock............................................................. 23
20.  Stock Purchases by Management Persons After the Stock Offering...................... 23
21.  Resales of Stock by Management Persons.............................................. 23
22.  Stock Certificates.................................................................. 23
23.  Restriction on Financing Stock Purchases............................................ 23
24.  Stock Benefit Plans................................................................. 23
25.  Post-Reorganization Filing and Market Making........................................ 24
26.  Liquidation Account................................................................. 24
27.  Employment and Other Severance Agreements........................................... 26
28.  Payment of Dividends and Repurchase of Stock........................................ 26
29.  Reorganization and Stock Offering Expenses.......................................... 26
30.  Interpretation...................................................................... 26
31.  Amendment or Termination of the Plan................................................ 26

Exhibits
--------

Exhibit A      Charter and Bylaws of the Bank
Exhibit B      Articles of Organization and Bylaws of the Holding Company
Exhibit C      Charter and Bylaws of the Mutual Holding Company

1.   INTRODUCTION - BUSINESS PURPOSE

     The Board of Trustees of Brookline Savings Bank (the "Bank") has adopted this Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan") pursuant to which the Bank proposes to reorganize from a state-chartered mutual savings bank into the mutual holding company structure (the "Reorganization") under the laws of the Commonwealth of Massachusetts and the regulations of the Division of Banks of the Commonwealth of Massachusetts (the "Division") and the Federal Deposit Insurance Corporation ("FDIC"), and other applicable federal laws and regulations. As part of the Reorganization and the Plan, the Bank will establish (i) a Massachusetts-chartered stock savings bank (the "Stock Bank") that will succeed to all of the rights and obligations of the Bank as set forth in the Plan; (ii) a Massachusetts-chartered mutual holding company (the "MHC"), and (iii) a mid-tier stock holding company (the "Holding Company"). The Holding Company will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence, and the Massachusetts-chartered stock savings bank resulting from the Reorganization (the Stock Bank) will become a wholly-owned subsidiary of the Holding Company. Concurrently with the Reorganization, the Holding Company intends to offer for sale up to 49% of its Common Stock in the Stock Offering on a priority basis to qualifying depositors, Tax-Qualified Employee Plans of the Bank, and employees, officers and trustees of the Bank, with any remaining shares offered to the public in a Direct Community Offering. In the event the Holding Company is not established as part of the Reorganization, the Board of Trustees may elect to proceed with the Reorganization by forming the Stock Bank as a direct majority-owned subsidiary of the MHC. In such event, any reference in the Plan to a Stock Offering by the Holding Company shall mean a stock offering by the Stock Bank directly, and the terms and conditions of the Stock Offering described herein shall apply to a stock offering by the Stock Bank.

     The primary purpose of the Reorganization is to establish a holding company and to convert the Bank to the stock form of ownership, which will enable the Bank to compete and expand more effectively in the financial services marketplace. The Reorganization will permit the Holding Company to issue Capital Stock, which is a source of capital not available to mutual savings banks. Since the Holding Company will not be offering all of its common stock for sale to depositors and the public in the Stock Offering, the Reorganization will result in less capital raised in comparison to a standard mutual-to-stock conversion. The Reorganization, however, will also offer the Bank the opportunity to raise additional capital since a majority of the Holding Company's common stock will be available for sale in the future, subject to regulatory approval. It will also provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions. Lastly, the Reorganization will enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure, and by enabling the Bank to distribute capital to stockholders of the Holding Company in the form of dividends. Although the Reorganization and Stock Offering will create a stock savings bank and stock holding company, only a minority of the Common Stock will be offered for sale in the Stock Offering. As a result, the Bank's mutual form of ownership and its ability to remain an independent savings bank and to provide community-oriented financial services will be preserved through the mutual holding company structure. The Reorganization, and certain transactions incidental to the Reorganization, are subject to the approval of the Division, the Board of Bank Incorporation (the "BBI"), the Board of Governors of the Federal Reserve System (the "FRB") and the FDIC, and must be approved by the affirmative vote of at least (i) a majority of the Bank's corporators, and (ii) a majority of the Bank's Independent Corporators (who must constitute not less than 60% of all corporators) at an annual meeting or a special meeting called for such purpose. By approving the Plan, the corporators will also be approving all steps necessary and incidental to the formation of the Stock Bank, the Holding Company, and the MHC, including any merger necessary to consummate the Reorganization.

     Sections 1 through 9 and Sections 30 and 31 of this Plan shall constitute the Brookline Savings Bank Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company (the "Reorganization Plan"). Section 2 and Sections 10 through 31 of this Plan shall constitute the Brookline Savings Bank Stock Issuance Plan (the "Stock Issuance Plan"). The Reorganization Plan and Stock Issuance Plan may be presented separately to the Division and the Corporators for their respective review and approval.

2.   DEFINITIONS

     As used in the Plan, the terms set forth below have the following meanings:

     ACTING IN CONCERT: The term "acting in concert" means (a) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or (b) persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. When persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is acting in concert shall be made solely by the Board of Trustees of the Bank or officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies.

     ACTUAL SUBSCRIPTION PRICE: The price per share, determined as provided in the Plan, at which the Common Stock will be sold in the Subscription Offering.

     AFFILIATE: An "affiliate" of, or a person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the person specified.

     APPLICATION: The application, including a copy of the Plan, submitted by the Bank to the Commissioner for approval of the Reorganization and Stock Offering.

     ASSOCIATE: The term "Associate," when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity;
(iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Bank, the MHC, the Stock Holding Company or any subsidiary of the MHC or the Holding Company or any affiliate thereof; and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Plan shall not be deemed to be an associate of any director, trustee or officer of the MHC, the Holding Company or the Bank, to the extent provided in Sections 12-
14. When used to refer to a Person other than an officer or director of the Bank, the Bank in its sole discretion may determine the Persons that are Associates of other Persons.

     BANK:  Brookline Savings Bank in its pre-Reorganization mutual form.

     BBI:  The Board of Bank Incorporation.

     BHCA: The Bank Holding Company Act of 1956, as amended.

     BIF: The Bank Insurance Fund.

     BMA: The Bank Merger Act.

     CAPITAL STOCK: Any and all authorized stock of the Bank or the Holding Company.

     COMMISSIONER: The Office of the Commissioner of Banks of the Commonwealth of Massachusetts.

     COMMUNITY: The Town of Brookline, the City of Newton and the contiguous Boston neighborhoods of Allston and Brighton, and certain abutting census tracts of the Fenway, Jamaica Plain, Mission Hill and West Roxbury.

     COMMUNITY OFFERING: The offering to certain members of the general public of any unsubscribed shares in the Subscription Offering which may be effected pursuant to the Plan. The Community Offering may include a Syndicated Community Offering.

     COMMON STOCK: The Common Stock to be issued by the Holding Company to the MHC and to the public in the Stock Offering in connection with the Reorganization and Stock Offering.

     CORPORATOR:  A member of the Bank's Board of Incorporation.

     DEPOSIT ACCOUNT(S): Any withdrawable deposit(s) offered by the Bank, including NOW account deposits, certificates of deposit, demand deposits and IRA accounts and Keogh plans for which the Bank acts as custodian or trustee.

     DIVISION: The Division of Banks of the Commonwealth of Massachusetts.

     EFFECTIVE DATE: The date upon which all necessary approvals have been obtained to consummate the Reorganization, and the transfer of assets and liabilities of the Bank to the Stock Bank is completed.

     ELIGIBLE ACCOUNT HOLDER: Any person holding a Qualifying Deposit on the Eligibility Record Date.

     ELIGIBILITY RECORD DATE: September 30, 1996, the date for determining who qualifies as an Eligible Account Holder.

     ESOP:  The Bank's employee stock ownership plan.

     ESTIMATED VALUATION RANGE: The range of the estimated pro forma market value of the total number of shares of Common Stock, as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

     FDIC:  The Federal Deposit Insurance Corporation.

     FRB: The Board of Governors of the Federal Reserve System.

     HOLDING COMPANY: Brookline Bancorp, Inc., the intermediate holding company that will be a Massachusetts corporation which will be majority-owned by the MHC and which will own 100% of the common stock of the Bank.

     HOLDING COMPANY APPLICATION: The holding company application to be submitted by the MHC and the Holding Company to the FRB to have the MHC and the Holding Company acquire direct and indirect control of the Bank.

     INDEPENDENT APPRAISER: The appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

     INDEPENDENT CORPORATOR: A Corporator who is not an employee, officer, trustee or "significant borrower" of the Bank.

     INDEPENDENT VALUATION: The estimated pro forma market value of the Holding Company and the Bank as determined by the Independent Appraiser.

     LIQUIDATION ACCOUNT: The liquidation account established pursuant to the Plan.

     MANAGEMENT PERSON: Any officer, trustee or Corporator of the Bank, the Holding Company or the MHC.

     MARKETING AGENT: The broker-dealer responsible for organizing and managing the Stock Offering and sale of the Common Stock.

     MARKET MAKER: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i) regularly publishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at the dealer's quoted prices with other brokers or dealers.

     MHC: Brookline Bancorp, MHC, the mutual holding company resulting from the Reorganization.

     MINORITY OWNERSHIP INTEREST: The shares of the Holding Company's Common Stock owned by persons other than the MHC.

     MINORITY STOCKHOLDER: Any owner of the Holding Company's Common Stock, other than the MHC.

     MINORITY STOCK OFFERING: One or more offerings of up to 49% in the aggregate of the outstanding Common Stock of the Holding Company to persons other than the MHC.

     NON-VOTING STOCK: Any Capital Stock other than Voting Stock.

     NOTICE: The Notice of Mutual Holding Company Reorganization to be submitted by the Bank to the FDIC and the Division to notify the FDIC and the Division of the Reorganization and the Stock Offering.

     OFFERING RANGE: The aggregate purchase price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be based on the Estimated Valuation Range, but will represent a Minority Ownership Interest equal to up to 49% of the Common Stock.

     OFFICER: The Chairman of the Board, the President, any officer of the level of vice president or above, the Clerk and the Treasurer of the Bank.

     PERSON: An individual, corporation, partnership, association, joint-stock company, trust (including Individual Retirement Accounts and KEOGH Accounts), unincorporated organization, government entity or political subdivision thereof or any other entity.

     PLAN: This Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan.

     QUALIFYING DEPOSIT: The aggregate balances of all Deposit Accounts of an Eligible Account Holder as of the close of business on the Eligibility Record Date or of a Supplemental Eligible Account Holder as of the close of business on the Supplemental Eligibility Record Date, as the case may be, provided such aggregate balance is not less than $50.

     REGULATIONS: The regulations of the Division regarding mutual holding companies and conversion to stock form.

     REORGANIZATION: The reorganization of the Bank into the mutual holding company structure including the organization of the MHC, the Holding Company and the Stock Bank pursuant to the Plan.

     SEC:  The Securities and Exchange Commission.

     SPECIAL MEETING: The Special Meeting of Corporators called for the purpose of voting on the Plan.

     STOCK BANK: The Massachusetts chartered stock savings bank resulting from the Reorganization in accordance with the Plan.

     STOCK ISSUANCE PLAN: The portion of this Plan relating to the Stock Offering including Section 2 and Sections 10 through 31 of this Plan.

     STOCK OFFERING: The offering of Common Stock of the Holding Company to persons other than the MHC, in a Subscription Offering and, to the extent shares remain available, in a Community Offering and Syndicated Community Offering.

     SUBSCRIPTION OFFERING: The offering of Common Stock of the Holding Company for subscription and purchase pursuant to the Plan.

     SUBSIDIARY: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER: Any Person holding a Qualifying Deposit on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder or a Tax-Qualified Employee Plan of the Bank, or an officer, director, trustee or Corporator of the Bank, or any associate thereof.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE: The supplemental record date for determining who qualifies as a Supplemental Eligible Account Holder. The Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding the Commissioner's approval of the Reorganization.

     SYNDICATED COMMUNITY OFFERING: At the discretion of the Bank and the Holding Company, the offering of Common Stock following or contemporaneously with the Community Offering through a syndicate of broker-dealers.

     TAX-QUALIFIED EMPLOYEE PLAN: Any defined benefit plan or defined contribution plan (including the ESOP, any stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Holding Company, the MHC or any of their affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term Non-Tax-Qualified Employee Benefit Plan means any defined benefit plan or defined contribution plan which is not so qualified.

     VOTING STOCK:

     (1) Voting Stock means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder:

          (i) To vote for or to select directors of the Bank or the Holding Company; and

          (ii) To vote on or to direct the conduct of the operations or other significant policies of the Bank or the Holding Company.

     (2) Notwithstanding anything in paragraph (1) above, preferred stock is not "Voting Stock" if:

          (i) Voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Bank or the Holding Company, or the payment of dividends by the Bank or the Holding Company when preferred dividends are in arrears;

          (ii) The preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the issuer; and

           (iii) The preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Bank or the Holding Company.

     (3) Notwithstanding anything in paragraphs (1) and (2) above, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

3.   THE REORGANIZATION

     A.    ORGANIZATION OF THE HOLDING COMPANIES AND THE BANK

     As part of the Reorganization, the Bank will establish the Holding Company as a Massachusetts corporation and the MHC as a Massachusetts corporation. The Reorganization will be effected as follows, or in any other manner approved by the Commissioner that is consistent with the purposes of the Plan and applicable laws and regulations.

     (i) The Bank will cause to be organized a Massachusetts chartered de novo mutual savings bank (the "De Novo Bank");

     (ii) The De Novo Bank will reorganize into the MHC and will form a de novo stock savings bank subsidiary (the Stock Bank), and all of the assets and liabilities of the De Novo Bank will be transferred to the Stock Bank;

     (iii) The Bank will merge with and into the Stock Bank with the Stock Bank as the resulting entity;

     (iv) The MHC will organize the Holding Company as a separate wholly-owned subsidiary of the MHC;

     (v) The MHC will contribute all of the shares of common stock of the Stock Bank to the Holding Company, which will result in the MHC owning 100% of the Common Stock of the Holding Company and the Holding Company owning 100% of the common stock of the Stock Bank; and

     (vi) The Holding Company will offer to sell up to 49.0% of its Common Stock in the Subscription Offering and, if applicable, the Community Offering.

     Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock representing up to 49.0% of the pro forma market value of the Holding Company and the Bank. Such shares will not be covered by deposit insurance. Upon consummation of the Reorganization, the legal existence of the Bank will not terminate, but the Stock Bank will be a continuation of the Bank, and all property of the Bank, including its right, title, and interest in and to all property of whatsoever kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank. The Stock Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank and will maintain its headquarters and operations at the Bank's present locations. The Holding Company expects to retain up to 50% of the net proceeds of the Stock Offering. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the applicable regulations governing capital distributions.

     Upon completion of the Reorganization and Stock Offering, the MHC, the Holding Company and the Stock Bank will be structured as follows:

               -------------------           ---------------------

                    The MHC                         Public
                                                 Stockholders

               -------------------           ---------------------
                         53% of                        47% of
                           the                           the
                         Common                        Common
                          Stock                         Stock
               ---------------------------------------------------

                               The Holding Company

               ---------------------------------------------------
                                             100% of the
                                            Common Stock

               ---------------------------------------------------

                                  The Stock Bank

               ---------------------------------------------------

     B.   EFFECT ON DEPOSIT ACCOUNTS AND BORROWINGS

     Each deposit account in the Bank upon consummation of the Reorganization will become a deposit account in the Stock Bank in the same amount and on the same terms and conditions, and such deposit account will continue to be insured by the FDIC and the Depositors Insurance Fund in the same manner, as the deposit account existed in the Bank immediately prior to the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank shall retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately prior to the Reorganization.

     C.   THE BANK

     Upon completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, stock savings banks under Massachusetts law. A copy of the proposed Charter and Bylaws of the Stock Bank is attached hereto as Exhibit A and is made a part of the Plan. The Reorganization will not result in any reduction of the amount of retained earnings (other than the assets of the Bank that are transferred to other capital stock accounts or retained by or distributed to the Holding Company or the Mutual Holding Company), undivided profits, and general loss reserves that the Bank had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

     The initial members of the Board of Directors of the Stock Bank will consist of the eight persons who are the current members of the existing Board of Investment and Auditing Committee of the Bank. The Stock Bank will be wholly-owned by the Holding Company and the Holding Company, as the sole holder of the outstanding Capital Stock of the Stock Bank, shall have exclusive voting rights in the Stock Bank. The Holding Company will be wholly-owned by its stockholders who will consist of the MHC and the persons who purchase Common Stock in the Stock Offering and any subsequent Minority Stock Offering. Upon the Effective Date, any liquidation rights of depositors of the Bank under Massachusetts law will be transferred to the MHC and/or the Stock Bank and the Holding Company, subject to the conditions specified below.

     D.   THE HOLDING COMPANY

     The Holding Company will be chartered as a Massachusetts corporation and will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to bank holding companies under applicable federal and Massachusetts laws and regulations. The initial members of the Board of Directors of the Holding Company will be the members of the existing Board of Trustees of the Bank. Thereafter, the voting stockholders of the Holding Company will elect annually approximately one-third of the Holding Company's directors. A copy of the Certificate of Incorporation and Bylaws of the Holding Company is attached as Exhibit B and is made part of this Plan.

     The Holding Company will have the power to issue shares of Capital Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Voting Stock of the Holding Company. The Holding Company may issue any amount of Non-Voting Stock to persons other than the MHC. The Holding Company will be authorized to undertake one or more Minority Stock Offerings of up to 49.0% in the aggregate of the total outstanding Common Stock of the Holding Company, and the Holding Company intends to offer for sale up to 49.0% of its Common Stock in the Stock Offering.

     E.   THE MUTUAL HOLDING COMPANY

     As a mutual corporation, the MHC will have no stockholders. The trustees of the MHC will have exclusive voting authority as to all matters relating to the MHC except as otherwise provided to Corporators of the MHC under its chartering instruments and other applicable law. The initial members of the Board of Trustees of the MHC will consist of all of the existing members of the Board of Trustees of the Bank. Thereafter, approximately one-third of the trustees of the MHC will be elected annually by the Corporators of the MHC. The initial members of the Corporators of the MHC will consist of all of the existing Corporators of the Bank. Thereafter, Corporators of the MHC will be appointed pursuant to the chartering instruments of the MHC and applicable law.

     Any liquidation rights of depositors that existed under Massachusetts law prior to the Reorganization shall continue in the MHC following the Reorganization. The rights and powers of the MHC will be defined by the MHC's Charter and Bylaws (a copy of which is attached to the Plan as Exhibit C and made a part of the Plan) and by applicable statutory and regulatory provisions of Massachusetts and federal law. The MHC may elect to be regulated by the Office of Thrift Supervision as a savings and loan holding company, in which case it would be subject to the limitations and restrictions imposed on savings and loan holding companies by Section 10(o)(5) of the Home Owners' Loan Act.

4.   CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION

     Consummation of the Reorganization is expressly conditioned upon prior occurrence of the following:

     A. Approval of the Plan by the affirmative vote of a majority of the Board of Trustees of the Bank.

     B. Approval of the Plan by the affirmative vote of a majority of the Corporators at a regular or special meeting of such Corporators, and by the affirmative vote of a majority of Independent Corporators (who shall constitute not less than 60% of all Corporators).

     C. Approval by the Commissioner of the Application, including the Plan, the charter and bylaws of the Stock Bank and the MHC, and all other transactions contemplated by the Plan for which approval is required by the Commissioner; and approval by the BBI of the charter of the De Novo Bank and the Stock Bank.

     D. Submission of the Notice to the FDIC and the Bank either (i) receives a notice of intent not to object from the FDIC, or (ii) 60 days (subject to extension for an additional 60 days) have passed following the acceptance of a complete FDIC Notice by the FDIC.

     E. Approval by the FRB pursuant to the BHCA for the MHC and the Holding Company to become bank holding companies by owning or acquiring, directly or indirectly, the majority of the Stock Bank's common stock to be issued in connection with the Reorganization.

     F. Approval by the FDIC pursuant to the BMA of the transfer of assets and liabilities of the MHC to the Stock Bank and the merger of the Bank into the Stock Bank in connection with the Reorganization.

     G. Receipt by the Bank of either a private letter ruling from the Internal Revenue Service or an opinion of the Bank's counsel as to the federal income tax consequences of the Reorganization to the MHC, the Stock Bank and the Bank.

     H. Receipt by the Bank of either a private letter ruling of the Massachusetts Department of Revenue or an opinion of counsel or the Bank's independent public accountants as to the Massachusetts income tax consequences of the Reorganization to the MHC, the Stock Bank and the Bank.

5.   SPECIAL MEETING OF CORPORATORS AND VOTE REQUIRED TO APPROVE THE PLAN

     Subsequent to the approval of the Plan by the Commissioner, the Special Meeting shall be scheduled in accordance with the Bank's Bylaws. Promptly after receipt of all regulatory approvals necessary to distribute the Information Statement, the Bank shall distribute the Information Statement to all Corporators. A copy of the Plan will be provided to all Corporators. Pursuant to the Regulations, an affirmative vote of at least (i) a majority of the Bank's total Corporators, and (ii) a majority of the Bank's Independent Corporators (who shall constitute not less than 60% of all Corporators) voting at the Special Meeting shall be required for approval of the Plan.

6.   CHARTERS AND BYLAWS

     Copies of the proposed Charter and Bylaws of the Stock Bank, the proposed Articles of Organization and Bylaws of the Holding Company and the proposed Charter and Bylaws of the MHC are attached hereto as Exhibits A, B and C, respectively, and are made a part of this Plan. By their approval of this Plan, the Corporators shall have approved and adopted the Charter and Bylaws of the Bank, the Holding Company and the MHC.

     The total shares of Common Stock authorized under the Holding Company's Articles of Organization will exceed the shares of Common Stock to be issued to the MHC and the Minority Stockholders in the Reorganization. In addition, the Articles of Organization of the Holding Company will contain provisions that prohibit persons other than the Board of Directors of the Holding Company or committees of the Board of Directors of the Holding Company from calling special meetings of the stockholders of the Holding Company and require a supermajority vote by stockholders to call a special meeting of stockholders.

7.   LIQUIDATION AND VOTING RIGHTS

     Following the Reorganization, each Eligible Account Holder and each Supplemental Eligible Account Holder will have an interest in the Liquidation Account established pursuant to the Plan so long as such person remains a depositor of the Stock Bank after the Reorganization. In addition, following the Reorganization, all depositors who had liquidation rights with respect to the Bank as of the date of the Reorganization will continue to have such rights solely with respect to the MHC for so long as they remain depositors of the Stock Bank. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization also will have liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Bank after the Reorganization shall have any liquidation rights with respect to the MHC. The MHC shall liquidate under M.G.L. c.167H, upon the sale or acquisition of the Holding Company or the Stock Bank to a bank holding company or savings and loan holding company which is not a mutual holding company, or upon the sale of the Stock Bank to a banking or thrift institution that is not a subsidiary of a mutual holding company.

8.   CONVERSION OF MHC TO A FEDERAL MHC

     Upon completion of the Reorganization, the MHC will be chartered under Massachusetts law. The MHC, however, may elect to convert its charter to a federal mutual holding company charter in the future, in which case the MHC would be regulated by the Office of Thrift Supervision ("OTS") or any successor thereto. Such a charter conversion shall be subject to the approval of the Board of Trustees, the Corporators of the MHC, the OTS and applicable Massachusetts regulatory authority.

9.   CONVERSION OF MHC TO STOCK FORM

     Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with M.G.L.c.167H, (S)9, the Massachusetts conversion regulations set forth at 209 CMR Sections 33.01 et seq., and
                                                           -- ---
applicable federal laws and regulations (a "Conversion Transaction"). In the event that the MHC is chartered under federal law at the time of a Conversion Transaction, the Conversion Transaction shall be consummated pursuant to applicable regulations of the OTS or any successor thereto. There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Trustees has no intent or plan to undertake a Conversion Transaction at this time. If the Conversion Transaction does not occur, the MHC will always own a majority of the Common Stock of the Holding Company.

     In a Conversion Transaction, the MHC would merge with and into the Stock Bank or the Holding Company at the discretion of the MHC, and qualifying depositors of the Stock Bank would receive the right to subscribe for a number of shares of common stock of the Holding Company, as determined by the formula set forth in the paragraphs below. The additional shares of Common Stock of the Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an Independent Appraisal.

     Any Conversion Transaction shall be fair and equitable to Minority Stockholders. In any Conversion Transaction, Minority Stockholders, if any, will be entitled without additional consideration to maintain the same percentage ownership interest in the Holding Company after the Conversion Transaction as their ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the following adjustments (if required by federal law, regulation, or regulatory policy) to reflect: (i) the cumulative effect of the aggregate amount of dividends waived by the MHC; and (ii) the market value of assets of the MHC (other than common stock of the Holding Company).

     The adjustment referred to in clause (i) of the immediately preceding paragraph above would require that the Minority Ownership Interest be adjusted by multiplying the Minority Ownership Interest by the following fraction:

  (Holding Company stockholders' equity immediately preceding the Conversion
  --------------------------------------------------------------------------
         Transaction) - (aggregate amount of dividends waived by MHC)
         ------------------------------------------------------------
   Holding Company stockholders' equity immediately preceding the Conversion
                                  Transaction

     The adjustment referred to in clause (ii) above would further adjust the Minority Ownership Interest by multiplying the result obtained in the preceding paragraph by the following fraction:

 (pro forma market value of Holding Company) - (market value of assets of MHC
 ----------------------------------------------------------------------------
                   other than Holding Company common stock)
                   ----------------------------------------
                   pro forma market value of Holding Company

     At the sole discretion of the Board of Trustees of the MHC and the Board of Directors of the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs. If a Conversion Transaction does not occur, the MHC will always own a majority of the Voting Stock of the Holding Company.

     A Conversion Transaction would require the approval of applicable bank regulators, and would be presented to a vote of the Corporators of the MHC and the stockholders of the Holding Company as of a voting record date prior to the completion of the Conversion Transaction. Federal and state regulatory policy requires that in any Conversion Transaction the depositors of the Stock Bank will be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form.

10.  TIMING OF THE REORGANIZATION AND SALE OF CAPITAL STOCK

     The Bank intends to consummate the Reorganization as soon as feasible following the receipt of all approvals referred to in Section 4 of the Plan.
The Holding Company may commence the Stock Offering concurrently with or at any time after the mailing of an information statement or proxy materials to the Corporators. The Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan by the Corporators at the Special Meeting. The Stock Offering shall be conducted in compliance with the securities offering regulations of the FDIC, the SEC and the Division. The Bank will not finance or loan funds to any person to purchase Common Stock.

11.  NUMBER OF SHARES TO BE OFFERED

     The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan shall be determined initially by the Board of Trustees of the Bank and the Board of Directors of the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be offered may be adjusted prior to completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC at the close of the Stock Offering must be no greater than 49.0% of the issued and outstanding shares of Common Stock of the Holding Company.

12.  INDEPENDENT VALUATION AND PURCHASE PRICE OF SHARES

     The total number of shares (and a range thereof) (the "Offering Range") of Common Stock to be issued and offered for sale in the Stock Offering will be determined jointly by the Board of Trustees of the Bank and the Board of Directors of the Holding Company immediately prior to the commencement of the Subscription and Community Offerings, subject to adjustment thereafter if necessitated by market or financial conditions, with the approval of the FDIC and the Division, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Community Offerings if the Estimated Valuation Range is increased subsequent to the commencement of the Subscription and Community Offerings to reflect changes in market and financial conditions and the aggregate purchase price is not more than 15% above the maximum of the Estimated Valuation Range.

     All shares sold in the Stock Offering will be sold at a uniform price per share referred to in this Plan as the Actual Subscription Price. The aggregate purchase price for all shares of Common Stock will not be inconsistent with the estimated consolidated pro forma market value of the Holding Company and the Bank. The estimated consolidated pro forma market value of the Holding Company and the Bank will be determined for such purpose by the Independent Appraiser. Prior to the commencement of the Subscription and Community Offerings, an Estimated Valuation Range will be established, which range will vary within 15% above to 15% below the midpoint of such range. The shares of Common Stock being sold in the Stock Offering will represent a minority ownership interest in the outstanding Common Stock of the Holding Company equal to up to 49% of the estimated pro forma market value of the Common Stock based upon the Independent Valuation. The percentage of Common Stock offered for sale in the Stock Offering and the Offering Range shall be determined by the Board of Directors of the Holding Company and the Board of Trustees of the Bank prior to commencement of the Subscription Community Offerings, and will be confirmed upon completion of the Stock Offering.

     The number of shares of Common Stock to be issued in the Stock Offering and the purchase price per share may be increased or decreased by the Holding Company. In the event that the aggregate purchase price of the Common Stock is below the minimum of the Estimated Valuation Range, or materially above the maximum of the Estimated Valuation Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Valuation Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the FDIC and the Division, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company will not be deemed to be material so as to require a resolicitation of subscriptions. Based upon the Independent Valuation as updated prior to the commencement of the Subscription and Community Offerings, the Board of Directors of the Holding Company will fix the Actual Subscription Price. If there is a Syndicated Community Offering of shares of Common Stock not subscribed for in the Subscription and Community Offerings, the price per share at which the Common Stock is sold in such Syndicated Community Offering shall be equal to the Actual Subscription Price.

     Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, prior to such consummation, the Independent Appraiser confirms to the Holding Company, the Bank and to the FDIC and the Division that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock at the purchase price per share is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. An increase in the aggregate value of the Common Stock by up to 15% would not be deemed to be material. If such confirmation is not received, the Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new Actual Subscription Price and/or Estimated Valuation Range, extend, reopen or hold a new Stock Offering or take such other action as the FDIC and the Division may permit. The estimated market value of the Holding Company and the Bank shall be determined for such purpose by an Independent Appraiser on the basis of such appropriate factors as are not inconsistent with FDIC and Division regulations. The Common Stock to be issued in the Stock Offering shall be fully paid and nonassessable.

13.  METHOD OF OFFERING SHARES AND RIGHTS TO PURCHASE STOCK

     In descending order of priority, the opportunity to purchase Common Stock shall be given in the Subscription Offering to: (1) Eligible Account Holders;
(2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders; and
(4) employees, officers and trustees of the Bank. Any shares of Common Stock that are not subscribed for in the Subscription Offering at the discretion of the Bank and the Holding Company may be offered for sale in a Direct Community Offering, or a Syndicated Community Offering on terms and conditions and procedures satisfactory to the Bank and the Holding Company. The minimum purchase by any Person shall be 25 shares. The Bank may use its discretion in determining whether prospective purchasers are "residents," "associates," or "acting in concert", and in interpreting any and all other provisions of the Plan. All such determinations are in the sole discretion of the Bank, and may be based on whatever evidence the Bank chooses to use in making any such determination.

     In addition to the priorities set forth below, the Board of Directors may establish other priorities for the purchase of Common Stock, subject to the approval of the Division and the FDIC. The priorities for the purchase of shares in the Stock Offering are as follows:

     A.   SUBSCRIPTION OFFERING

     PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each Eligible Account Holder shall receive non-transferrable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $300,000, one-tenth of one percent (.10%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase Common Stock received by Officers and trustees of the Bank including associates of Officers and trustees, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all Deposit Accounts in which he had an ownership interest as of the Eligibility Record Date.

     PRIORITY 2: TAX-QUALIFIED EMPLOYEE PLANS. The Tax-Qualified Employee Plans shall be given the opportunity to purchase in the aggregate up to 10% of the Common Stock issued in the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company subject to the maximum purchase limitations applicable to such plans as set forth in Section 14, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans subsequent to the closing of the Stock Offering.

     PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $300,000, one-tenth of one percent (.10%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders. In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, exceed available shares, the shares of Common Stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

     PRIORITY 4:    EMPLOYEES, OFFICERS AND TRUSTEES.  To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, Tax Qualified Employee Plans and Supplemental Eligible Account Holders, each employee, officer and trustee shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $300,000, one-tenth of one percent (.10%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders; provided that the aggregate subscription rights granted to employees, officers and trustees in this category shall be limited to up to 25% of the total number of shares of Common Stock sold in the Stock Offering. Shares purchased under this section shall be aggregated with shares purchased under the preceding priority categories when calculating the 25% purchase limitation applicable to purchases by such Persons. Shares purchased under this section are also subject to purchase limitations on Management Persons set forth in Section 14 hereof. For purposes of this paragraph, trustees shall not be deemed to be Associates or a group Acting in Concert solely as a result of their membership on the Board of Trustees of the Bank. In the event that employees, officers and trustees subscribe under this section for more shares of Common Stock than are available for purchase by them, the shares of Common Stock available for purchase will be allocated by the Board of Trustees among such subscribing persons on a equitable basis, such as by giving weight to the period of service, compensation and position of the individual subscriber, provided that no fractional shares will be allocated or issued.

     B.   COMMUNITY OFFERING

     Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public. The Community Offering, if any, shall be for a period of not more than 45 days unless extended by the Holding Company and the Bank, and shall commence concurrently with, during or promptly after the Subscription Offering. The Holding Company and the Bank may use an investment banking firm or firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm or firms as to the shares sold by such firm or firms in the Subscription and Community Offering and may also reimburse such firm or firms for expenses incurred in connection with the sale. The Community Offering may include a Syndicated Community Offering managed by such investment banking firm or firms. The Common Stock will be offered and sold in the Direct Community Offering, in accordance with FDIC and Division regulations, so as to achieve the widest distribution of the Common Stock. No Person, by himself, or with an Associate or group of Persons Acting in Concert, may subscribe for or purchase more than $300,000 of Common Stock offered in the Direct Community Offering. Further, the Holding Company may limit total subscriptions under this Section 12(B) so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of Common Stock.

     In the event of an oversubscription for shares in the Community Offering, shares may be allocated (to the extent shares remain available) first to cover orders of natural persons residing in the Bank's Community, then to cover the orders of any other Person subscribing for shares in the Community Offering so that each such Person may receive 1,000 shares, and thereafter, on a pro rata basis to such Persons based on the amount of their respective subscriptions.

     The terms "residence," "reside," or "residing" as used herein with respect to any person shall mean any person who occupies a dwelling within the Bank's Community, has an intent to remain with the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the Person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

     The Bank and the Holding Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any Person under this Section 13.

     C.   SYNDICATED COMMUNITY OFFERING

     Any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Bank and the Holding Company in a manner that is intended to achieve the widest distribution of the Common Stock subject to the rights of the Holding Company to accept or reject in whole or in part all order in the Syndicated Community Offering. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Subscription Offering and the Direct Community Offering, if any. The Syndicated Community Offering shall be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. The Syndicated Community Offering price and the underwriting discount in the Syndicated Community Offering shall be determined by an underwriting agreement between the Holding Company, the Bank and the underwriters. Such underwriting agreement shall be filed with the FDIC, the Division and the SEC.

     If for any reason a Syndicated Community Offering of unsubscribed shares of Common Stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Boards of Directors of the Holding Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Division and the FDIC and to compliance with applicable state and federal securities laws. Depending upon market and financial conditions, the Board of Directors of the Holding Company and the Board of Trustees of the Bank, with the approval of the Commissioner and FDIC, may increase or decrease any of the purchase limitations set forth in this
Section 13.

14.  ADDITIONAL LIMITATIONS ON PURCHASES OF COMMON STOCK

     Purchases of Common Stock in the Stock Offering will be subject to the following purchase limitations:

     A. The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by persons other than the MHC at the close of the Stock Offering shall not exceed 49% of the Holding Company's total outstanding Common Stock.

     B. No Person or group of persons Acting in Concert, may purchase more than $1,000,000 of Common Stock offered in the Stock Offering to Persons other than the MHC, except that: (i) the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the number of shares offered in the Stock Offering; (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares offered in the Stock Offering; and (iii) for purposes of this subsection 14(B), shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

     C. The aggregate amount of Common Stock acquired in the Stock Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 25% of the outstanding shares of Common Stock of the Holding Company held by persons other than the MHC at the close of the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph D of this section, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

     D. The aggregate amount of Common Stock acquired in the Stock Offering by all Management Persons and their Associates, exclusive of any Common Stock acquired by such persons in the secondary market, shall not exceed 25% of the stockholders' equity of the Bank. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph C of this section, shares held by any Tax-Qualified Employee Benefit Plan or any Non-Tax-Qualified

          Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

     E. Subject to the approval of the Commissioner, the Boards of Directors of the Bank and the Holding Company may, in their sole discretion, increase the maximum purchase limitation set forth in paragraph 14(B) hereof to up to 9.9%, provided that orders for Common Stock in excess of 5% of the number of shares of Common Stock offered in the Stock Offering shall not in the aggregate exceed 10% of the total shares of Common Stock offered in the Stock Offering (except that this limitation shall not apply to purchases by Tax-Qualified Employee Plans). If such 5% limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Holding Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of Common Stock under this provision will be determined by the Board of Directors of the Holding Company, in its sole discretion.

     F. In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Offering Range of up to 15% (the "Adjusted Maximum"), the additional shares will be issued in the following order of priority: (i) to fill the Employee Plans' subscription to the Adjusted Maximum; (ii) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder, or employee, officer and trustee categories, to fill unfulfilled subscriptions of such subscribers according to their respective priorities set forth in this Plan.

     G. Notwithstanding any other provision of this Plan, no person shall be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

     H. The Board of Directors of the Holding Company has the right in its sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

     I. The Holding Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the Common Stock in states in which the offers and sales comply with such states' securities laws. However, no person will be offered or allowed to purchase any Common Stock under the Plan if he resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to purchase shares under the Plan reside in such state or foreign county; (ii) the offer or sale of shares of Common Stock to such persons would require the

          Bank or its employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

     Prior to the consummation of the Stock Offering, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Common Stock, except pursuant to this Plan. Each Person purchasing Common Stock shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

     EACH PERSON PURCHASING COMMON STOCK IN THE STOCK OFFERING WILL BE DEEMED TO CONFIRM THAT SUCH PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE BANK IN ITS SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE BANK MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE COMMISSIONER FOR ACTION, AS IN ITS SOLE DISCRETION THE BANK MAY DEEM APPROPRIATE.

15.  PAYMENT FOR STOCK

     All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank, together with a properly completed and executed order form, or purchase order in the case of the Syndicated Community Offering, on or prior to the expiration date specified on the order form or purchase order, as the case may be, unless such date is extended by the Bank; provided, that if the Employee Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Subscription Price upon consummation of the Stock Offering, provided that, in the case of the ESOP there is in force from the time of its subscription until the consummation of the Stock Offering, a loan commitment to lend to the ESOP, at such time, the aggregated Actual Subscription Price of the shares for which it subscribed. The Holding Company or the Bank may make scheduled discretionary contributions to an Employee Plan provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirement.

     Payment for Common Stock shall be made either by check or money order, or if a purchaser has a Deposit Account in the Bank, such purchaser may pay for the shares subscribed for by authorizing the Bank to make a withdrawal from the purchaser's passbook, money market or certificate account at the Bank in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, shall be without penalty as to premature withdrawal. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate shall be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser's Deposit Account but may not be used by the purchaser until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the

Commissioner) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect. Interest will be paid by the Bank at a rate established by the Bank on payment for Common Stock received in cash or by check. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If for any reason the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, refunds will be made by canceling the authorization for withdrawal.

16.  MANNER OF EXERCISING SUBSCRIPTION RIGHTS THROUGH ORDER FORMS

     As soon as practicable after the prospectus prepared by the Holding Company and the Bank has been declared effective by the Commissioner and the SEC, copies of the prospectus and order forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders, the Employee Plans and employees, officers and trustees at their last known addresses appearing on the records of the Bank for the purpose of subscribing for shares of Common Stock in the Subscription Offering and will be made available for use by those Persons entitled to purchase in the Direct Community Offering.

     Each order form will be preceded or accompanied by the prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Direct Community Offerings. Each order form will contain, among other things, the following:

     A. A specified date by which all order forms must be received by the Bank, which date shall be not less than 20, nor more than 45 days, following the date on which the order forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

     B. The purchase price per share for shares of Common Stock to be sold in the Subscription and Direct Community Offerings;

     C. A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Direct Community Offering;

     D. Instructions as to how the recipient of the order form is to indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

     E. An acknowledgment that the recipient of the order form has received a final copy of the prospectus prior to execution of the order form;

     F. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed order form, together with cash (if delivered in person), check or money order in the full amount of the purchase price as specified in the order form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the order form that the Bank withdraw said amount from the subscriber's Deposit Account at the Bank); and

     G. A statement to the effect that the executed order form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

     Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

17.  UNDELIVERED, DEFECTIVE OR LATE ORDER FORM; INSUFFICIENT PAYMENT

     In the event order forms (a) are not delivered and are returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (c) are defectively filled out or executed, (d) are not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the contemplated order form within the time period specified thereon; provided, that the Bank may, but will not be required to, waive any immaterial irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Plan and of the order forms will be final, subject to the authority of the Commissioner and the FDIC.

18.  COMPLETION OF THE STOCK OFFERING

     The Stock Offering will be terminated if not completed within 90 days from the date of approval by the Commissioner, unless an extension is approved by the Commissioner.

19.  MARKET FOR COMMON STOCK

     If at the close of the Stock Offering the Holding Company has more than 300 shareholders of any class of stock, the Holding Company shall use its best efforts to:

     (i) encourage and assist a market maker to establish and maintain a market for that class of stock; and

     (ii) list that class of stock on a national or regional securities exchange, or on the Nasdaq system.

20.  STOCK PURCHASES BY MANAGEMENT PERSONS AFTER THE STOCK OFFERING

     For a period of three years after the proposed Stock Offering, no Management Person or his or her Associates may purchase, without the prior written approval of the Commissioner, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC. The foregoing shall not apply to (i) negotiated transactions involving more than 1% of the outstanding Common Stock, or (ii) purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan of the Stock Bank or the Holding Company even if such stock is attributable to Management Persons or their Associates. In addition, without the prior written approval of the Commissioner, no officer or director of the Stock Bank or their Associates shall purchase capital stock of a bank from the Stock Bank for a period of three years following the Reorganization.

21.  RESALES OF STOCK BY MANAGEMENT PERSONS

     Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death or substantial disability, as determined by the Commissioner, of the Management Person or Associate.

22.  STOCK CERTIFICATES

     Each stock certificate shall bear a legend giving appropriate notice of the restrictions set forth in Sections 20 and 21. Appropriate instructions shall be issued to the Holding Company's transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, shall be subject to the same restrictions as apply to the restricted stock.

23.  RESTRICTION ON FINANCING STOCK PURCHASES

     The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any person whose purchase would be financed by funds loaned to the person by the Holding Company, Bank or any of their Affiliates.

24.  STOCK BENEFIT PLANS

     The Board of Directors of the Stock Bank and/or the Holding Company intend to adopt one or more stock benefit plans for the benefit of the employees, officers and directors of the Stock Bank and Holding Company, including an ESOP, stock award plans and stock option plans, which will be authorized to purchase Common Stock and grant options for Common Stock. However, only the Tax-Qualified Employee Plans will be permitted to purchase Common Stock in the Stock Offering subject to the purchase priorities set forth in the Plan. Pursuant to the Regulations, the Bank and the Holding Company may authorize the ESOP and any other Tax-Qualified Employee Plans to purchase in the aggregate up to 10% of the Common Stock issued in the Stock Offering. The Stock Bank or the Holding Company may make scheduled discretionary contributions to one or more Tax-Qualified Employee Plans to purchase Common Stock issued in the Stock Offering or to purchase issued and outstanding shares of Common Stock or authorized but unissued shares of Common Stock subsequent to the completion of the Stock Offering, provided such contributions do not cause the Stock Bank to fail to meet any of its regulatory capital requirements. This Plan specifically authorizes the grant and issuance by the Holding Company of (i) awards of Common Stock after the Stock Offering pursuant to one or more stock recognition and award plans (the "Recognition Plans") in an amount equal to up to 4% of the number of shares of Common Stock issued in the Stock Offering (and in an amount equal to up to 5% of the Common Stock issued in the Stock Offering if the Recognition Plans are adopted more than one year after the completion of the Stock

Offering), (ii) options to purchase a number of shares of the Holding Company's Common Stock in an amount equal to up to 10% of the number of shares of Common Stock issued in the Stock Offering and shares of Common Stock issuable upon exercise of such options, and (iii) Common Stock to one or more Tax Qualified Employee Plans, including the ESOP, at the closing of the Stock Offering or at any time thereafter, in an amount equal to up to 8% of the number of shares of Common Stock issued in the Stock Offering if the Recognition Plans award Common Stock sooner than one year after the completion of the Stock Offering, and up to 10% of the number of shares of Common Stock issued in the Stock Offering if the Recognition Plans are adopted more than one year after the completion of the Stock Offering. Shares awarded to the Tax Qualified Employee Plans or pursuant to the Recognition Plans, and shares issued upon exercise of options may be authorized but unissued shares of the Holding Company's Common Stock, or shares of Common Stock purchased by the Holding Company or such plans in the open market. The Recognition Plans and the stock option plans will be subject to stockholder approval.

25.  POST-REORGANIZATION FILING AND MARKET MAKING

     If the Holding Company has more than 300 stockholders of any class of stock, the Holding Company shall register its Common Stock with the SEC pursuant to the Exchange Act, and shall undertake not to deregister such Common Stock for a period of three years thereafter.

26.  LIQUIDATION ACCOUNT

     The Stock Bank or the Holding Company shall establish at the completion of the Reorganization a Liquidation Account in an amount equal to the product of
(i) the percentage of the Holding Company's Common Stock issued in the Stock Offering, and (ii) the net worth of the Bank (determined in accordance with generally accepted accounting principles) as set forth in the latest statement of financial condition contained in the Prospectus used in connection with the Stock Offering. For example, if the Stock Offering is for 49% of the Holding Company's Common stock, then the initial liquidation account shall be equal to 49% of the net worth of the Bank as shown on its latest financial statement used in connection with the Stock Offering. The Liquidation Account will be maintained by the Stock Bank and/or the Stock Holding Company for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain Deposit Accounts with the Stock Bank following the Reorganization. Each Eligible Account Holder and Supplemental Eligible Account Holder shall, with respect to each Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance, in relation to each Deposit Account balance at the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or to such balance as it may be subsequently reduced, as hereinafter provided. The initial Liquidation Account balance shall not be increased, and shall be subject to downward adjustment to the extent of any downward adjustment of any subaccount balance of any Eligible Account Holder or Supplemental Eligible Account Holder in accordance with 209 CMR 33.05(12).

     In the unlikely event of a complete liquidation of the Stock Bank and the Holding Company (and only in such event), following all liquidation payments to creditors (including those to depositors to the extent of their Deposit Accounts) each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a liquidating distribution from the Liquidation Account, in the amount of the then-adjusted subaccount balances for his deposit accounts then held, before any liquidating distribution may be made to any holders of the Holding Company's or Stock Bank's capital stock. No Conversion Transaction and no merger, consolidation, reorganization, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the

Stock Bank or the Holding Company is not the surviving institution, shall be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account shall be assumed by the surviving institution.

     The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of such Eligible Account Holder's or Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Stock Bank. For Deposit Accounts in existence on both dates, separate subaccounts shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on such record dates. Such initial subaccount balance shall not be increased by additional Deposits, but shall be subject to downward adjustment as described below.

     If, at the close of business on the last day of any period for which the Stock Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the effective date of the Reorganization, the deposit balance in the Deposit Account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than the lesser of: (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Stock Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (ii) the amount in such Deposit Account as of the Eligibility Record Date or Supplemental Eligibility Record Date, then the subaccount balance for such Deposit Account shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in the balance of such Deposit Account. In the event of such downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed, the related subaccount shall be reduced to zero. For purposes of this Section and Section 86.4(f)(5) of the Regulations, a time account shall be deemed to be closed upon its maturity date regardless of any renewal thereof. A distribution of each subaccount balance may be made only in the event of a complete liquidation of the Stock Bank and the Holding Company subsequent to the Reorganization and only out of funds available for such purpose after payment of all creditors.

     Neither the Stock Bank nor the Holding Company shall be required to set aside funds for the purpose of establishing the Liquidation Account, and the creation and maintenance of the Liquidation Account shall not operate to restrict the use or application of any of the net worth accounts of the Stock Bank, except that neither the Stock Bank nor the Holding Company shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its net worth to be reduced below the amount required for the Liquidation Account.

27.  EMPLOYMENT AND OTHER SEVERANCE AGREEMENTS

     Following or contemporaneously with the Reorganization, the Stock Bank and/or the Holding Company may enter into employment and/or severance arrangements with one or more executive officers of the Stock Bank and/or the Holding Company. It is anticipated that any employment contracts entered into by the Bank and/or the Holding Company will be for terms not exceeding three years and that such contracts will provide for annual renewals of the term of the contracts, subject to approval by the Board of Directors. The Stock Bank and/or the Holding Company also may enter into severance arrangements with one or more executive officers which provide for the payment of severance compensation in the event of a change in control of the Stock Bank and/or the Holding Company. The terms of such employment and severance arrangements have not been determined as of this time, but will be described in any prospectus circulated in connection with the Stock Offering and will be subject to and comply with all regulations of the Commissioner.

28.  PAYMENT OF DIVIDENDS AND REPURCHASE OF STOCK

     The Holding Company may not declare or pay a cash dividend on, or repurchase any of, its Common Stock if the effect thereof would cause its regulatory capital of the Bank to be reduced below the amount required to maintain the Liquidation Account and under FDIC rules and regulations. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with applicable laws and regulations. Subject to any applicable regulatory approvals, the MHC may waive its right to receive dividends declared by the Holding Company.

29.  REORGANIZATION AND STOCK OFFERING EXPENSES

     The Regulations require that the expenses of the Reorganization must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

30.  INTERPRETATION

     All interpretations of the Plan and application of its provisions to particular circumstances by a majority of the Board of Trustees of the Bank shall be final, subject to the authority of the Commissioner.

31.  AMENDMENT OR TERMINATION OF THE PLAN

     If necessary or desirable, the terms of the Plan may be substantively amended by a majority vote of the Bank's Board of Trustees as a result of comments from regulatory authorities or otherwise, at any time prior to approval of the Plan by the Corporators. At any time after approval of the Plan by the Corporators, the terms of the Plan that relate to the Reorganization may be amended by a majority vote of the Board of Trustees only with the concurrence of the Commissioner. The Plan may be terminated by a majority vote of the Board of Trustees at any time prior to the date of the Special Meeting, and may be terminated by a majority vote of the Board of Trustees at any time thereafter with the concurrence of the Commissioner.

     The Plan shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Corporators of the Bank approve the Plan, and may not be extended by the Bank.

     Dated:  October 8, 1997, amended effective as of November 14, 1997

                                    CHARTER                            EXHIBIT A

                                       OF

                             BROOKLINE SAVINGS BANK

     WHEREAS, a Charter has been granted to incorporate Brookline De Novo Savings Bank (hereinafter referred to as "De Novo") as a Massachusetts savings bank;

     WHEREAS, De Novo, in accordance with Chapter 167H of the Massachusetts General Laws and all other applicable law, has determined to reorganize into a mutual holding company by establishing a subsidiary banking institution as a stock savings bank (hereinafter referred to as the "Bank") and transferring to the Bank all or the substantial part of its assets and liabilities, including all of its deposit liabilities; and

     WHEREAS, De Novo, in accordance with said Chapter 167H, has determined to establish the Bank as a stock savings bank organized under Massachusetts law;

     NOW, THEREFORE, the Charter of the Bank hereby reads as follows:

                                  ARTICLE 1.

                                     Name
                                     ----

     The name of the Bank is:

                            BROOKLINE SAVINGS BANK

                                  ARTICLE 2.

                                   Location
                                   --------

     The principal office of the Bank shall be located at 160 Washington Street, Brookline, Massachusetts, and may be changed from time to time by the Board of Directors of the Bank, subject to compliance with the provisions of Section 2 of Chapter 167C of the Massachusetts General Laws, or successor statute.

                                  ARTICLE 3.

                              Purpose and Powers
                              ------------------

     The Bank is a stock savings bank chartered under Chapters 167H and 168 of the Massachusetts General Laws and shall have and may exercise all powers and authority, express and implied, available to it under law.

                                  ARTICLE 4.

                                   Duration
                                   --------

The duration of the Bank is perpetual.

                                  ARTICLE 5.

                                 Capital Stock
                                 -------------

     The total number of shares of all classes of capital stock which the Bank is authorized to issue is fifty million (50,000,000) shares, of which forty-five million (45,000,000) shares shall be common stock, $1.00 par value per share, and five million (5,000,000) shares shall be preferred stock, $1.00 par value per share. Subject to the approval of the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner of Banks"), if required
                                    ---------------------
by law, the shares may be issued by the Bank from time to time by a vote of its Board of Directors without the approval of its stockholders. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of the Bank's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

     A. Common Stock. Except as provided by law or in this Article 5 (or in any
        ------------                                       ---------
supplementary sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     In the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of the Bank the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

     B.   Preferred Stock. Subject to the approval of the provisions of any
          ---------------
series of preferred stock by the Commissioner of Banks, if required by law, the Board of Directors of the Bank is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

     (1) The distinctive serial designation and the number of shares constituting such series;

     (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

     (3)  The voting powers, if any, of shares of such series;

     (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

     (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) The price or other consideration for which the shares of such series shall be issued; and

     (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

     Unless otherwise provided by law, any such vote shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of designation of one or more series of preferred stock signed by the Chief Executive Officer, President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Bank, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

                                  ARTICLE 6.

                 No Action by Written Consent of Stockholders
                 --------------------------------------------

     Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Charter to elect additional Directors under specific circumstances or to consent to specific actions taken by the Bank, any action required or permitted to be taken by the stockholders of the Bank must be effected at a duly called annual or special meeting of stockholders of the Bank and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

                                  ARTICLE 7.

            Standards for Board of Directors' Evaluation of Offers
            ------------------------------------------------------

     The Board of Directors of the Bank, when evaluating any offer to (A) make a tender or exchange offer for any equity security of the Bank, (B) merge or consolidate the Bank with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such offer on the Bank's present and future account holders, borrowers and employees; on the communities in which the Bank operates or is located; and on the ability of the Bank to fulfill the objectives of a Massachusetts-chartered stock savings bank under applicable statutes and regulations.

                                  ARTICLE 8.

                              Pre-emptive Rights
                              ------------------

     Holders of the capital stock of the Bank shall not be entitled to pre-emptive rights with respect to any shares of the capital stock of the Bank which may be issued.

                                  ARTICLE 9.

                        Beneficial Ownership Limitation
                        -------------------------------

     From the date of consummation of the Bank Formation, no person shall directly or indirectly offer to acquire or acquire beneficial ownership (as that term is defined pursuant to Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934) of more than 4.9% of the outstanding shares of any class of equity securities of the Bank during the three (3) year period following the Bank Formation or after such three (3) year period more than ten percent (10%) of the outstanding shares of any class of equity securities of the Bank. This limitation shall not apply (A) to any acquisition of shares of capital stock of the Bank which has been expressly approved in advance by an affirmative vote of not less than two-thirds of the votes of each class of shares eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose and, if required under applicable law, by the Commissioner of Banks, (B) to any offer to the Bank made by the underwriters selected by the Bank in connection with a public offering by the Bank of the Bank's capital stock or (C) to a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenters' appraisal rights.

     For the purposes of determining the number of shares of equity securities owned hereunder by any individual, group acting in concert, corporation, partnership, association, joint venture, pool, joint stock company, trust, unincorporated organization or similar company, syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities ("Person"), the number of shares of equity securities deemed to be outstanding shall include shares deemed beneficially owned by such Person, but shall not include any other shares of equity securities which may be issuable by the Bank pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

     In the event that beneficial ownership of any class of equity securities is acquired in violation of this Article 9, (i) all shares of common or preferred
                              ---------
stock beneficially owned by any Person in excess of 4.9% or ten percent (10%), as the case may be, of the total number of outstanding shares of such class shall not be counted as shares entitled to vote, shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote, and (ii) the Board of Directors may cause all securities beneficially owned by any Person in excess of 4.9% or ten percent (10%), as the case may be, of the total number of outstanding shares of such class of equity securities to be transferred to an independent trustee for sale to the Bank or on the open market at a price which shall be the lesser of the purchase or the market price. The expenses of such trustee shall be paid out of the proceeds from such sale. The term "offer" as used in this Article 9
                                          -----                  ---------
includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for or request or invitation for tender of, a security or interest in a security of value.

                                  ARTICLE 10.

                                   Directors
                                   ---------

     The Bank shall be under the direction of a Board of Directors. The number of Directors shall not be fewer than seven nor more than twenty-five. The names of the original eight (8) Directors under this Charter, together with the year of expiration of their respective terms, are set forth in Appendix A hereto. The
                                                          ----------
Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected each year. Directors shall continue to serve for the terms specified in Appendix A hereto and until their successors
                                    ----------
are elected and qualified, unless they sooner resign, retire, die or are removed.

     Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in any certificate of establishment with respect thereto to elect additional Directors under specific circumstances, any Director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting.

                                  ARTICLE 11.

                             Directors' Liability
                             --------------------

     No Director shall be personally liable to the Bank or its stockholders for monetary damages for any breach of such Director's fiduciary duty as a Director, notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate the liability of a Director (i) for any breach of such Director's duty of loyalty to the Bank or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under provisions of the Massachusetts General Laws imposing liabilities on Directors in respect of distributions to the stockholders of the Bank or loans to officers or Directors of the Bank, or (iv) any transaction from which such Director derived any improper personal benefit. This provision shall not eliminate the liability of a Director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any Director of the Bank for or with respect to any acts or omissions of such Director occurring prior to the date of such amendment or repeal.

                                  ARTICLE 12.

                     Transactions with Interested Persons
                     ------------------------------------

          Section 1.  Unless entered into in bad faith or in violation of any
          ---------
provision of this Charter, no contract or transaction by the Bank shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

          Section 2.  For the purposes of this Article 12, "Interested Person"
          ---------                            ----------   -----------------
means any Person in any way interested in the Bank whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such Person is in any way interested.

          Section 3.  Unless such contract or transaction was entered into in
          ---------
bad faith or in violation of any provision of this Charter, no Interested Person, because of such interest, shall be liable to the Bank or to any other Person for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

          Section 4.  The provisions of this Article 12 shall be operative
          ---------                          ----------
notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Bank at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

                                  ARTICLE 13.

                              Acting as a Partner
                              -------------------

     To the extent not prohibited by applicable law, the Bank may be a partner in any business enterprise which it would have power to conduct by itself.

                                  ARTICLE 14.

                             Stockholders Meetings
                             ---------------------

     Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

                                  ARTICLE 15.

                           Call of Special Meetings
                           ------------------------

     Special meetings of the stockholders for any purpose or purposes may be called at any time only by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors that the Bank would have if there were no vacancies (the "Whole Board"); provided,
                                                 -----------
however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise required by law.

                                  ARTICLE 16.

                              Amendment of Bylaws
                              -------------------

     The Bylaws of the Bank may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of the Bank. Such action by the Board of Directors shall require the affirmative vote of at least a majority of the Directors then in office at a duly constituted meeting of the Board of Directors' unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors then in office, at such a meeting. Such action by the stockholders shall require (i) approval by the affirmative vote of a majority of Directors then in office, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of a majority of the Directors then in office (and, if applicable, Continuing Directors) specified in the preceding sentence, the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the Bylaws that comply in all respects with the provisions of the Bylaws governing such submissions and (iii) the affirmative vote of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock voting together as a single class at a duly constituted meeting of stockholders called expressly for such purpose.

                                  ARTICLE 17.

                             Amendment of Charter
                             --------------------

     No amendment, addition, alteration, change or repeal of this Charter shall be made, unless the same is first approved by the affirmative vote of a majority of the Board of Directors of the Bank then in office, and if required by law, the Commissioner of Banks, and thereafter approved by the affirmative vote of stockholders holding not less than eighty percent (80%) of the voting power of the then outstanding Voting Stock voting together as a single class cast at a duly constituted meeting, or, in the case of Articles 1, 2 and 3 and the first
                                             ----------
sentence of Article 5 of this Charter, by not less than a majority of the voting
            ---------
power of the then outstanding Voting Stock voting together as a single class cast at a duly constituted meeting; provided, however, that if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken, there is an Interested Stockholder, such amendment, addition, alteration, change or repeal shall also require the affirmative vote of not less than a majority of the Continuing Directors then in office, prior to approval by the stockholders. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of State may specify.

                                  APPENDIX A
                                  ----------

                      Directors of Brookline Savings Bank

                               Year Initial Term as
Name                             Director Expires
----                           --------------------
Oliver F. Ames                         2000
David C. Chapin                        1998
Richard P. Chapman, Jr.                1999
William G. Coughlin                    2000
Joseph J. Slotnik                      2000
William V. Tripp, III                  1999
Peter O. Wilde                         1999
Franklin Wyman, Jr.                    1998

                                    BYLAWS

                                      OF

                            BROOKLINE SAVINGS BANK

                                   ARTICLE 1

                                 ORGANIZATION

          The name of this Bank is "Brookline Savings Bank". The Bank shall have and fully exercise all powers and authority, both express and implied, available to it under applicable law.

                                   ARTICLE 2

                                    OFFICES

          Section 2.1  Principal Office. The principal office of the Bank shall
                       ----------------
be located at 160 Washington Street, Brookline, Massachusetts and may be changed from time to time by the Board of Directors of the Bank, subject, however, to compliance with the provisions of Section 2 of Chapter 167C of the Massachusetts General Laws, or successor statute.

          Section 2.2  Additional Offices. The Bank may have such additional
                       ------------------
offices, either within or without the Commonwealth of Massachusetts, as the Board of Directors may from time to time designate or the business of the Bank may require, subject, however, to compliance with the provisions of Section 3 of Chapter 167C of the Massachusetts General Laws, or successor statute, and to the approval of the Federal Deposit Insurance Corporation (the "FDIC") to the extent
                                                            ----
required by law.

                                   ARTICLE 3

                                 STOCKHOLDERS

          Section 3.1  Annual Meeting. The annual meeting of the stockholders of
                       --------------
the Bank shall be held on the third Thursday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at the principal executive offices of the Bank, or at such other date, place and/or time as may be fixed by resolution of the Board of Directors.

          Section 3.2  Special Meeting. Subject to the rights of the holders of
                       ---------------
any series of preferred stock, par value $1.00 per share (the "Preferred
                                                               ---------
Stock"), or any other series or class of stock as set forth in the Charter (as defined in Section 14.3 of these Bylaws) to elect additional directors under
           ------------
specified circumstances, special meetings of the stockholders may be called only by the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Bank would have if there were no vacancies (the "Whole Board"); provided, however,
                                            -----------    --------  -------
that if at the time of such call there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. As used in these Bylaws, the terms "Interested
                                                              ----------
Stockholder" and "Continuing Director" shall have the same respective meanings
-----------       -------------------
assigned to them in the Charter. Any determination of beneficial ownership of securities under these Bylaws shall be made in the manner specified in the Charter.

          Section 3.3  Place of Meeting. The Board of Directors may designate
                       ----------------
the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive offices of the Bank.

          Section 3.4  Notice of Meeting. A written notice of all annual and
                       -----------------
special meetings of stockholders stating the hour, date, place and purposes of such meetings shall be given by the Clerk or an Assistant Clerk (or other person authorized by these Bylaws or by law) not less than seven days nor more than fifty days before the meeting to each stockholder entitled to vote thereat or to each stockholder who, under the Charter or under these

Bylaws, is entitled to such notice by mailing it addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Bank. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid. In the case of a special meeting the notice shall also state the purpose or purposes thereof. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

          Section 3.5  Waiver of Notice. Notice of any stockholders' meeting may
                       ----------------
be waived in writing by any stockholder either before or after the time stated therein for convening of the meeting, and, if any person present in person or by proxy at a stockholders' meeting does not protest, prior to or at the commencement of the meeting, the lack of proper notice, such person shall be deemed to have waived notice of such meeting.

          Section 3.6  Quorum and Adjournment. Except as otherwise provided by
                       ----------------------
law or by the Charter, the holders of a majority of the voting power of the then outstanding shares of the Bank entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall
                ------------
constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on as a class or series, the chairman or a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business). No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 3.7  Proxies. Stockholders may vote either in person or by
                       -------
written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Bank receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

          Section 3.8  Notice of Stockholder Business and Nominations.
                       ----------------------------------------------

          (A) Annual Meetings of Stockholders
              -------------------------------

          (1) Nominations of persons for election to the Board of Directors of the Bank and the proposal of business to be considered by the stockholders may be made at an annual meeting of the stockholders (a) pursuant to the Bank's notice of meeting delivered pursuant to Section 3.4
                                                                    -----------
     of these Bylaws, (b) by or at the direction of the Chief Executive Officer or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board (unless there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors then in office shall also be required) or (c) by any stockholder of the Bank who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 3.8 and
                                                               -----------
     who was a stockholder of record at the time such notice is delivered to the Clerk of the Bank

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 3.8, the stockholder must have given
                              -----------
     timely notice thereof in writing to the Clerk of the Bank. To be timely, a stockholder's notice shall be delivered to the Clerk at the principal executive offices of the Bank not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that
              --------  -------
     in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulations promulgated by the FDIC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including
                                                       ------------
     such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Bank's books, and of such beneficial owner and (ii) the class and number of shares of the Bank which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3)  Notwithstanding anything in the second sentence of paragraph
     (A)(2) of this Section 3.8 to the contrary, in the event that the number of
                    -----------
     directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Bank at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Clerk at the principal executive offices of the Bank not later than the close of business on the tenth day following the day on which such public announcement is first made by the Bank.

          (B)  Special Meeting of Stockholders. Only such business shall be
               -------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Bank's notice of meeting pursuant to Section 3.4 of
                                                                 -----------
these Bylaws.

          (C)  General.
               -------

          (1) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.

          (2) Except as otherwise provided by law, the Charter or these Bylaws, the Chief Executive Officer of the Bank as chairman of the meeting shall have the power, and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.

          (3)       For purposes of these Bylaws, "public announcement" shall
                                                   -------------------
     mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Bank with the FDIC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (4) Notwithstanding the foregoing provisions of those Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in those Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Bank's proxy statement pursuant to rules promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

          Section 3.9    Procedure for Election of Directors: Required Vote.
                         --------------------------------------------------
Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and except as otherwise set forth in the Charter with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect the directors. Except as otherwise provided by law, the Charter or these Bylaws, all matters submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter and shall be the act of the stockholders.

          Section 3.10   No Stockholder Action by Written Consent. Subject to
                         ----------------------------------------
the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specific circumstances or to consent to specific actions taken by the Bank, any action required or permitted to be taken by the stockholders of the Bank must be effected at an annual or special meeting of stockholders of the Bank and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE 4

                              BOARD OF DIRECTORS

          Section 4.1    General Powers. The business and affairs of the Bank
                         --------------
shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Bank and do all such lawful acts and things as are not by law or by the Charter or by these Bylaws required to be exercised or done by the stockholders.

          Section 4.2    Composition and Term. The Board of Directors shall be
                         --------------------
composed of: (a) those persons designated in the Charter of the Bank, such persons to serve as directors until the respective expiration dates of their terms as set forth therein and until their successors are elected and qualified and (b) as such terms expire, those persons who are elected as directors from time to time as provided herein. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board (provided that if at the time of such action there is an Interested Stockholder, a majority vote of the Continuing Directors then in office shall also be required), but shall consist of not more than twenty-five nor less than seven directors. The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Charter, shall be divided into three classes as nearly equal in number as possible, and designated as Class I, Class II and Class III. Members of each Class shall hold office until their successors shall have been duly elected and qualified. At each succeeding annual meeting of stockholders of the Bank, (i) the successors of the Class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Up to two additional directors may be elected in any fiscal year by vote of a majority of the directors then in office.

          Section 4.3    Qualification. Each director shall have such
                         -------------
qualifications as are required by applicable law. Each director shall own, in his own right and free of any lien or encumbrance, common stock, either of the Bank or of a company owning seventy-five percent of the stock of the Bank, having a par value, or a fair market value on the date the person became a director, of not less than $1,000. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his office forthwith. Each director, when appointed or elected, shall take an oath that he will faithfully perform the duties of his office and that he is the owner, in his own right and free of any lien or encumbrance, of the amount of stock required by this Section 4.3. The oath shall
                                                     -----------
be taken before a notary public or justice of the peace, who is not an officer the Bank, and a record of the oath shall be made a part of the records of the Bank. To the extent required by law, members of the Board of Directors shall be citizens and residents of the Commonwealth of Massachusetts.

          Section 4.4    Regular Meetings. A regular meeting of the Board of
                         ----------------
Directors shall be held without notice other than these Bylaws immediately after, and at the same place as, each annual meeting of stockholders. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without notice other than such resolution.

          Section 4.5    Special Meetings. Special meetings of the Board of
                         ----------------
Directors shall be called at the request of the Chairman of the Board, if one is elected, the Chief Executive Officer, or a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

          Section 4.6    Notice. Notice of any special meeting shall be given to
                         ------
each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission or orally by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, overnight mail, or courier service such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or its notice is delivered to the overnight mail or courier service company at least twenty-four hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twenty-four hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under
Article 12 of these Bylaws. A meeting may be held at any time without notice if
----------
all the directors are present or if those not present waive notice of the meeting as provided in Section 4.7 of these Bylaws.
                       ------------

          Section 4.7    Waiver of Notice. Notice of any directors' meeting may
                         ----------------
be waived in writing by all the directors and, if any director present at a directors' meeting does not protest prior to or at the commencement of the meeting the lack of proper notice, he shall be deemed to have waived notice of such meeting.

          Section 4.8    Quorum. A majority of the Whole Board shall constitute
                         ------
a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 4.9    Vacancies. Subject to the rights of the holders of any
                         ---------
series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, unless there is an Interested Stockholder, in which case such vacancy may only be filled by vote of a majority of the Continuing Directors then in office. A director so elected shall hold office for a term continuing until the next election of directors by the stockholders. No decrease in the number of authorized directors shall shorten the term of any incumbent director.

          Section 4.10   Presumption of Assent. A director of the Bank who is
                         ---------------------
present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Clerk of the Bank within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 4.11   Manner of Participation. Members of the Board of
                         -----------------------
Directors or of committees elected by the Board pursuant to Section 4.15 may
                                                            ------------
participate in meetings of the Board or such committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 4.12 or Section 5.8, unless the Board of Directors by
            ------------    -----------
resolution so provides.

          Section 4.12   Compensation of Directors. The Board of Directors shall
                         -------------------------
have authority to fix fees of directors, including a reasonable allowance for expenses actually incurred in connection with their duties.

          Section 4.13   Resignation. Any director may resign at any time by
                         -----------
sending a written notice of such resignation to the principal executive office of the Bank addressed to the Chairman of the Board, the Chief Executive Officer or the Clerk. Unless the resigning director otherwise specifies in the notice of resignation, such resignation shall take effect upon receipt by the Chairman of the Board, the Chief Executive Officer or the Clerk.

          Section 4.14   Committees. In addition to the Executive Committee
                         ----------
referred to in Article 5 of these Bylaws and the Audit Committee referred to in
               ---------
Section 4.15 hereof, the Board of Directors may, by resolution adopted by a
------------
majority of the Whole Board, designate one or more additional committees, each such additional committee to consist of those directors elected by the Board of Directors. The Board of Directors may elect one or more directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

          If a member of any such committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in place of an absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the direction of the Bank, except action in respect to dividends to stockholders, election of the principal officers, the filling of vacancies in the Board of Directors or committees created pursuant to the authority set forth in this section, the amendment of the Charter of the Bank, or the amendment of these Bylaws.

          Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the committee, the majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and (the vote of the majority of the members of the committee present at any meeting of which there is a quorum shall be the act of the committee. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required.

          Section 4.15   Audit Committee. The Board of Directors shall, by
                         ---------------
resolution adopted by a majority of the Whole Board, designate certain directors of the Bank to constitute an Audit Committee, none of whom shall be an operating officer of the bank. The Board of Directors shall cause an annual audit to be made of the financial statements of the Bank by certified public accountants under the supervision of such Audit Committee, as of a date to be determined by such Committee. The Audit Committee shall perform such other functions as a duly adopted resolution of the Board of Directors may provide.

          Section 4.16   Removal. Subject to the rights of the holders of any
                         -------
series of Preferred Stock or any other series or class of stock as set forth in the Charter to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class.

                                   ARTICLE 5

                              EXECUTIVE COMMITTEE

          Section 5.1  Designation of Executive Committee. The Board of
                       ----------------------------------
Directors, by resolution adopted by the affirmative vote of directors holding a majority of the Whole Board, at a meeting at which quorum is present, shall designate three (3) or more directors to constitute an Executive Committee. No member of the Executive Committee shall continue to be such a member after he ceases to be a director of the Bank. The Board of Directors shall have the power at any time to increase or decrease the number of members of the Executive Committee, to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence.

          Section 5.2  Powers of the Executive Committee. During the intervals
                       ---------------------------------
between meetings of the Board of Directors, subject to such limitations as may be prescribed by the Board of Directors, the Executive Committee shall have and may exercise all the authority of the Board of Directors, including power to authorize the seal of the Bank to be affixed to all documents that may require it, but excluding those powers that by law, by the Charter or by these Bylaws, may not be delegated. The Executive Committee may formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Bank. The Executive Committee shall appoint a Committee on Compensation consisting of the Chief Executive Officer, ex officio, and four other directors, of whom one will be elected Chairman. The Committee on Compensation shall recommend to the Board of Directors, for approval, bonuses and any changes in the salaries of the three highest compensated officers of the Bank. Salaries and bonuses paid to the other officers and employees of the Bank shall be determined by the Chief Executive Officer. The Committee on Compensation shall also recommend to the Board of Directors, for approval, the amount of the Bank's blanket bond and directors' and officers' liability and bank reimbursement insurance policy.

          Section 5.3  Record of Proceedings. The Executive Committee shall keep
                       ---------------------
minutes of its acts and proceedings which shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit or to receive approval of such minutes shall not invalidate any action taken upon an authorization contained in them.

          Section 5.4  Place of Meetings. Meetings of the Executive Committee,
                       -----------------
regular or special, may be held either within or without the United States.

          Section 5.5  Regular Meetings. Regular meetings of the Executive
                       ----------------
Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be established by resolution adopted by the majority of the Executive Committee.

          Section 5.6  Special Meetings. Special meetings of the Executive
                       ----------------
Committee shall be called at the request of any member of the Executive Committee and shall be held upon notice by mail, facsimile or comparable facility, posted or delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by telephone not later than the day immediately preceding the day for the meeting. Notice of any special meeting of the Executive Committee may be waived in writing, signed by the member or members entitled to the notice, whether before or after the time of the meeting. Attendance of any member of the Executive Committee at a special meeting shall constitute a waiver of notice of the meeting.

          Section 5.7  Quorum. A majority of the Executive Committee shall be
                       ------
necessary to constitute a quorum for the transaction of any business. The acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the Executive Committee.

          Section 5.8  Compensation. The Board of Directors may authorize
                       ------------
payment to the members of the Executive Committee of a reasonable fee as compensation for service as a member of the Executive Committee.

                                   ARTICLE 6

                                   OFFICERS

          Section 6.1  Enumeration. The officers of the Bank shall consist of a
                       -----------
Chief Executive Officer, a President, a Treasurer, a Clerk and such other officers, including, without limitation, a Chairman of the Board, and one or more Vice Presidents as the Board of Directors may determine to be necessary for the management of the Bank.

          Section 6.2  Election. The Chief Executive Officer and Treasurer shall
                       --------
be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, and the Clerk (and, if any, the Secretary) shall be elected by the stockholders at their annual meeting or at a special meeting of stockholders duly called for such purpose. Other officers shall be elected by the Board of Directors at such first meeting of the Board of Directors or at any other meeting.

          Section 6.3  Qualification. Any two or more offices may be held by any
                       -------------
person. The Chief Executive Officer shall be a Director. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

          Section 6.4  Tenure. Except as otherwise provided by law, by the
                       ------
Charter, or by these Bylaws, the Chief Executive Officer and Treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are elected and qualified; the Clerk (and, if any, the Secretary) shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, or for such shorter term as the Board of Directors may fix at the time such officers are elected. The Chief Executive Officer may resign at any time by written notice to the Board of Directors or the Clerk. Any other officer may resign at any time by written notice to the Chief Executive Officer. Such resignation shall be effective upon receipt unless the resignation otherwise provides. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Bank to enter into an employment contract with any officer in accordance with law, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6.5
                                                               -----------
hereof.

          Section 6.5  Removal. Except as otherwise provided by law, the Charter
                       -------
or these Bylaws, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Whole Board; provided,
                                                                --------
however, that if at the time of such removal there is an Interested Stockholder,
-------
the affirmative vote of a majority of the Continuing Directors then in office shall also be required. Any such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved. Any officer may be removed for cause only after ten days' written notice and opportunity to be heard by the Board of Directors.

          Section 6.6  Absence or Disability. In the event of the absence or
                       ---------------------
disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

          Section 6.7  Vacancies. Any vacancy in any office may be filled for
                       ---------
the unexpired portion of the term by the Board of Directors.

          Section 6.8  Chief Executive Officer.  The Chief Executive Officer
                       -----------------------
shall, subject to the direction of the Board of Directors, have general supervision and control of the Bank's business and shall preside, when present, at all meetings of the stockholders and, in the absence of the Chairman of the Board, at all meeting of the Board of Directors.

          Section 6.9  Chairman of the Board. The Chairman of the Board, if any,
                       ---------------------
shall preside at all meetings of the Board of Directors. If a Chairman of the Board is not elected or is absent, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate. If the Chairman of the Board is not the Chief Executive Officer, he shall also have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

          Section 6.10   The President. The President, if he is the Chief
                         -------------
Executive Officer, shall preside at all meetings of the stockholders. If a Chairman of the Board is not elected or is absent, the President if he is the Chief Executive Officer, shall preside at all meetings of the Board of Directors. If the President is not the Chief Executive Officer, he shall have such powers and perform such duties as the Chief Executive Officer may from time to time designate.

          Section 6.11   Vice Presidents, Treasurer and Other Officers. Any Vice
                         ---------------------------------------------
President, the Treasurer and any other officers whose powers and duties are not otherwise specifically provided for herein shall have such powers and shall perform such duties as the Chief Executive Officer may from time to time designate.

          Section 6.12   Clerk and Assistant Clerks. The Clerk shall keep a
                         --------------------------
record of the meetings of stockholders. If a Secretary is not elected or is absent, the Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk, an Assistant Clerk, if one is elected, shall perform the Clerk's duties. Otherwise a Temporary Clerk designated by the person presiding at the meeting shall perform the Clerk's duties.

          Section 6.13   Secretary and Assistant Secretaries. The Secretary, if
                         -----------------------------------
one is elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, any Assistant Secretary, the Clerk, any Assistant Clerk or a Temporary Secretary designated by the person presiding at such meeting shall perform the Secretary's duties.

                                   ARTICLE 7

                       STOCK CERTIFICATES AND TRANSFERS

          Section 7.1    Certificates of Stock. Unless otherwise provided by the
                         ---------------------
Board of Directors, each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar, other than a Director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Bank is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

          Section 7.2    Transfers. Subject to any restrictions on transfer and
                         ---------
unless otherwise provided by the Board of Directors, shares of stock may be transferred on the books of the Bank by the surrender to the Bank or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Bank or its transfer agent may reasonably require.

          Section 7.3    Record Holders. Except as otherwise required by law, by
                         --------------
the Charter or by these Bylaws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these Bylaws.

          It shall be the duty of each stockholder to notify the Bank of his address and any changes thereto.

          Section 7.4  Record Date. The Board of Directors may fix in advance a
                       -----------
time of not more than sixty days before the date of any meeting of the stockholders, the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date.

          If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be the close of business on the date on which the Board of Directors acts with respect thereto.

          Section 7.5  Replacement of Certificates. In case of the alleged loss,
                       ---------------------------
destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

          Section 7.6  Issuance of Capital Stock. Except as provided by law, the
                       -------------------------
Board of Directors shall have the authority, with the approval of the Commissioner of Banks of the Commonwealth of Massachusetts to the extent required by law, to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses and on such terms as the Board of Directors may determine, including, without limitation, the granting of options, warrants or conversion or other rights to subscribe to said capital stock.

          Section 7.7  Dividends. Subject to applicable law, the Charter and
                       ---------
these Bylaws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on outstanding shares of its capital stock.

                                   ARTICLE 8

                                   DEPOSITS

          Deposits of any type permitted by law may be received by the Bank on such terms and subject to such limitations as are from time to time provided by law and the rules, regulations and Bylaws of the Bank, but any deposit may be refused by the Bank for any legal reason. Each depositor shall sign a statement signifying assent to the rules, regulations and Bylaws of the Bank then in force or as thereafter added or amended. All rules, regulations and Bylaws of the Bank and all additions and amendments thereto from time to time in effect shall be binding on all depositors and on all other persons dealing with the Bank whether or not such statement is signed.

                                   ARTICLE 9

                                  WITHDRAWALS

          Deposits may be withdrawn by the depositor or by any person legally authorized to act on the depositor's behalf. Withdrawals may be made by written order or by any other method permitted by the Bank, subject to such requirements as may be established from time to time by the Bank or by law. Withdrawals requesting payment to the depositor or to one or more persons may be honored by the Bank. Any payment made by the Bank to the depositor in person or pursuant to any such withdrawal shall discharge the liability of the Bank to all persons to the extent of such payment. No alleged agreement with a depositor or with any other person inconsistent with law, these Bylaws or with any of the rules or regulations of the Bank shall be valid or binding upon the Bank.

                                  ARTICLE 10

                                   INTEREST

          The Bank may pay interest on deposits in accordance with law. The Bank may elect not to include fractional parts of a dollar in principal in computing interest. With respect to deposit accounts on which interest is payable, the Bank may elect not to pay interest on accounts that have a balance of less than ten dollars, or such other minimum amount as may be fixed or permitted by law, unless otherwise provided by law.

                                  ARTICLE 11

                                INDEMNIFICATION

          Section 11.1   Indemnification and Insurance.
                         -----------------------------

          (A) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, derivative, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the
                                                ----------
fact that he or a person of whom he is the legal representative is or was a director, officer, employee or agent of the Bank, or is or was serving at the request of the Bank as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged
                 ----------
action or inaction in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Bank against all expense, liability and loss (including, without limitation, attorneys' fees and disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding, provided that such indemnitee shall have acted in good faith in the reasonable belief that such action was in, or not opposed to, the best interests of the Bank or such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as the case may be; provided, however, that except as provided in paragraph (C) of
                 --------  -------
this Section 11.1 with respect to proceedings seeking to enforce rights to
     ------------
indemnification, the Bank shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

          (B)  The right to indemnification conferred in paragraph (A) of this
Section 11.1 shall include the right to be paid by the Bank the expenses
------------
(including attorneys' fees and disbursements) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of
                                                                --------------
expenses"); provided, however, that, to the extent required by applicable law,
--------    --------- -------
an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Bank of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee,
                             -----------
to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for
 ------------------
such expenses under this paragraph (B) or otherwise.

          (C)  If a claim under paragraphs (A) or (B) of this Section 11.1 is
                                                              ------------
not paid in full by the Bank within thirty days after a written claim has been received by the Bank, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Bank to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the Bank shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth under applicable law. Neither the failure of the Bank (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth under applicable law, nor an actual determination by the Bank (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Bank to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under these Bylaws or otherwise shall be on the Bank.

          (D) The right to indemnification and the advancement of expenses conferred in this Section 11.1 shall not be exclusive of any other right which
                  ------------
any person may have or hereafter acquire under any statute, provision of the Charter, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (E) The Bank may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Bank or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Bank would have the power to indemnify such person against such expense, liability or loss under applicable law.

          (F) The Bank may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to the advancement of expenses, to any employee or agent of the Bank to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Bank.

          (G) The rights to indemnification and to the advancement of expenses conferred in paragraphs (A) and (B) of these Bylaws shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                                  ARTICLE 12

                                  AMENDMENTS

          Section 12.1   Amendments. These Bylaws may be amended, added to,
                         ----------
rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of the Board of Directors, in a notice given no less than twenty-four hours prior to the meeting; provided, however, that,
                                                  --------  -------
notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law, the Charter or these Bylaws, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of these Bylaws.

                                  ARTICLE 13

                            SPECIAL CORPORATE ACTS

          Section 13.1   Execution of Negotiable Instruments. All checks,
                         -----------------------------------
drafts, notes, bonds, bills of exchange, and orders for the payment of money shall be signed by such officer or officers of the Bank as the Board of Directors shall determine from time to time. The Board of Directors may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

          Section 13.2   Execution of Deeds, Contracts, Etc. Subject always to
                         ----------------------------------
the specific directions of the Board of Directors or the Executive Committee, all deeds, mortgages, assignments, extensions, releases, partial releases, and discharges of mortgages made by the Bank and all other written contracts, agreements and undertakings to which the Bank shall be a party shall be executed in its name by the Chairman of the Board of Directors, the Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, or such other officer as may be designated by the Chairman of the Board of Directors or the Chief Executive Officer, and, when requested, the Clerk or an Assistant Clerk shall attest to such signatures and affix the corporate seal to the instruments.

          Section 13.3   Endorsement of Stock Certificates. Subject always to
                         ---------------------------------
the specific directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any corporation and owned by the Bank (including reacquired shares of stock of the Bank) may, for sale or transfer, be endorsed in the name of the Bank by the Chairman of the Board of Directors, the Chief Executive Officer or such other officer as may be designated by the Chairman of the Board of Directors or the Chief Executive Officer, and his signature shall be attested to by the Clerk or an Assistant Clerk who shall affix the corporate seal.

          Section 13.4   Voting of Shares Owned by Bank. Subject always to the
                         ------------------------------
specific directions of the Board of Directors or the Executive Committee, any share or shares of stock issued by any other corporation and owned or controlled by the Bank may be voted at any stockholders' meeting of the other corporation by the Chief Executive Officer of the Bank, or in the absence by such other officer as may be designated by the Chief Executive Officer. Whenever, in the judgment of the Chief Executive Officer, or in his absence, of any such other officer as may be designated by the Chief Executive Officer, it is desirable for the Bank to execute a proxy or give a stockholders' consent in respect to any share or shares of stock issued by any other corporation and owned or controlled by the Bank, the proxy or consent shall be executed in the name of the Bank by the Chief Executive Officer without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Bank shall have full right, power and authority to vote the share or shares of stock issued by the other corporation.

          Section 13.5   Foreclosure of Mortgage.  Subject always to the
                         -----------------------
specific directions of the Board of Directors or the Executive Committee, in the event of a breach of condition of any mortgage held by the Bank, the Chief Executive Officer, the Chairman of the Board, the President, any Vice Presidents, the Treasurer or any Assistant Treasurer are authorized and empowered severally in the name and on behalf of the Bank, wherever authorized by the Board of Directors or the Executive Committee, by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosure of such mortgage and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any of such officers.

                                  ARTICLE 14

                           MISCELLANEOUS PROVISIONS

          Section 14.1   Fiscal Year. Except as otherwise determined by the
                         -----------
Board of Directors, the fiscal year of the bank shall be the twelve months ending December 31 or on such other date as may be required by law.

          Section 14.2   Seal. The Board of Directors shall have power to adopt
                         ----
and alter the seal of the Bank.

          Section 14.3   Charter. All references in these Bylaws to the Charter
                         -------
shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

          Section 14.4   Effective Date. These Bylaws shall become effective on
                         --------------
the date of the formation of the Bank as a Massachusetts-chartered stock savings bank.

                           ARTICLES OF ORGANIZATION                   EXHIBIT B
                                       OF
                            BROOKLINE BANCORP, INC.


                                ARTICLE I.  NAME

     The exact name of the corporation is:  Brookline Bancorp, Inc.


                              ARTICLE II.  PURPOSE

     The purpose of the corporation is to engage in the following business activities: To buy, sell, deal in, or hold securities of every kind and description; and in general to carry on any business permitted to corporations organized under Chapter 156B of the Massachusetts General Laws as now in force or hereafter amended.


                    ARTICLE III.  AUTHORIZED CAPITAL STOCK

     The total number of shares and par value of each class of stock that the Corporation is authorized to issue is as follows:

     Common:        45,000,000 shares, $.01 par value
     Preferred:      5,000,000 shares, $.01 par value


                          ARTICLE IV.  CAPITAL STOCK

     A description of the different classes and series of the Corporation's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

          A. COMMON STOCK. Except as provided by law or in this ARTICLE IV (or in any certificate of establishment of series of preferred stock), holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the Common Stock in the event of liquidation, dissolution or winding up of the full preferential amounts of which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

     Each share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

          B. PREFERRED STOCK. Subject to any limitations prescribed by law, the Board of Directors of the Corporation is authorized, by vote or votes from time to time adopted, to provide for the issuance of one or more classes of preferred stock, which shall be separately identified. The Board of Directors shall have the authority to divide any authorized class of preferred stock of the Corporation into one or more series, to establish or change from time to time the number of shares to be included in each such series, and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of any series so established and the qualifications, limitations and restrictions thereof. Each series shall be separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of one or more of the following:

             1. The distinctive serial designation and the number of shares constituting such series;

             2. The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

             3. The voting powers, full or limited, if any, of shares of such series;

             4. Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

             5. The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

             6. Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

             7. Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

             8. The price or other consideration for which the shares of such series shall be issued;

             9. Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

             10. Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as are permitted by law and as the Board of Directors of the Corporation may deem advisable.

     Any such vote shall become effective when the Corporation files with the Secretary of State of The Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of the Corporation, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

     Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     Subject to the authority of the Board of Directors as set forth in Paragraph 9 above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this Section B.

     Except as specifically provided in these Articles, the holders of Preferred Stock or Common Stock shall not be entitled to any vote and shall not have any voting rights concerning the designation or issuance of any shares of Preferred Stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors or any authorized committee thereof as set forth above, the right to any such vote is expressly waived by all present and future holders of the capital stock of the Corporation.


                ARTICLE V.  RESTRICTIONS ON TRANSFER OF SHARES

     The restrictions, if any, imposed by these Articles upon the transfer of shares of any class are: None.


                     ARTICLE VI.  OTHER LAWFUL PROVISIONS.

     6.1  CORPORATE GOVERNANCE

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by these Articles or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The Directors of the Corporation need not be elected by written ballot unless the Bylaws so provide or unless so requested by a stockholder entitled to vote thereon.

          C. Any action to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by the unanimous consent in writing by such stockholders.

          D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directorships (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the "Whole Board"), (provided, however, that if there is an Interested Stockholder (as defined in Section C of Section 6.4), any such call by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors (as defined in Section C of Section 6.4) then in office). Special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting. Application to a court pursuant to Section 34(b) of Chapter 156B (the "Massachusetts Business Corporation Law") of The General Laws of The Commonwealth of Massachusetts (or successor provisions) requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least 80% in interest of the capital stock entitled to vote at such meeting.

At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting, unless otherwise provided by law.

     6.2  DIRECTORS

          A. The number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The Directors shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum, (provided, however, that if there is an Interested Stockholder, any such action by the Board of Directors shall also require the affirmative vote of a majority of the Disinterested Directors then in office) and Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

          C. Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

          D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting and, if the removal is for cause, the Director will be provided an opportunity to be heard before the stockholders.

     6.3 AMENDMENT TO BYLAWS. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board (unless at the time of such action there shall be an Interested Stockholder, in which case such action shall require the affirmative vote of a majority of the Disinterested Directors then in office at such meeting). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

     6.4  CERTAIN BUSINESS COMBINATIONS

          A. In addition to any affirmative vote required by law or these Articles, and except as otherwise expressly provided in this Section 6.4:

             1. any merger or consolidation of the Corporation or any Subsidiary (as defined in Section C of this Section 6.4) with (i) any Interested Stockholder (as defined in Section C of this Section 6.4), or
     (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as defined in Section C of this Section 6.4) of an Interested Stockholder; or

             2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as herein defined in Section C of this Section 6.4) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

             3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as defined in Section C of this Section 6.4) equaling or exceeding 25% of the combined Fair Market Value of the outstanding Common Stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof (established with the approval of a majority of the Disinterested Directors then in office); or

             4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

             5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of these Articles or any Certificate of Establishment or in any agreement with any national securities exchange or otherwise.

     The term "Business Combination" as used in this Section 6.4 shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Section 6.4.

          B. The provisions of Section A of this Section 6.4 shall not be applicable to any particular Business Combination, and such Business Combination shall require only the affirmative vote of the majority of the outstanding shares of capital stock entitled to vote, or such vote (if any), as is required by law or by these Articles, if, in the case of any Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation solely in their capacity as stockholders of the Corporation, the condition specified in the following paragraph 1 is met or, in the case of any other Business Combination, all of the conditions specified in either of the following paragraphs 1 or 2 are met:

             1. The Business Combination shall have been approved by a majority of the Disinterested Directors (as defined in Section C of this Section 6.4) then in office.

             2. All of the following conditions shall have been met:

                (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of Common Stock in such Business Combination shall at least be equal to the higher of the following

                        (1) (if applicable) the Highest Per Share Price (as
                    hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher.

                        (2) the Fair Market Value per share of Common Stock on
                    the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Section 6.4 as the "Determination Date"), whichever is higher.

                    (b) The aggregate amount of the cash and the Fair Market
               Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                        (1) (if applicable) the Highest Per Share Price (as
                    hereinafter defined), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to the Announcement Date, or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                        (2) (if applicable) the highest preferential amount per
                    share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                        (3) the Fair Market Value per share of such class of
                    Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

                    (c) The consideration to be received by holders of a
               particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder. The price determined in accordance with subparagraph
               B.2 of this Section 6.4 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                    (d) After such Interested Stockholder has become an
               Interested Stockholder and prior to the consummation of such Business Combination: (1) except as approved by a majority of the Disinterested Directors (as defined in Section C of this Section 6.4) then in office, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation;
               (2) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and
               (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure to so increase such annual rate is approved by a majority of the Disinterested Directors then in office, and (3) neither such Interested Stockholder or any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                    (e) After such Interested Stockholder has become an
               Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided, directly or indirectly, by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (f) A proxy or information statement describing the proposed
               Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, and the rules or regulations thereunder) shall be mailed to stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

          C.   For the purposes of Section 6.1 and this Section 6.4:

               1. A "Person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities or any other entity.

               2. "Interested Stockholder" shall mean any person (other than the Corporation or any Holding Company or Subsidiary thereof) who or which:

                    (a) is the beneficial owner, directly or indirectly, of more than 5% of the outstanding Voting Stock; or

                    (b) is an Affiliate of the Corporation and at any time
               within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 5% or more of the voting power of the then outstanding Voting Stock; or

                    (c) is an assignee of or has otherwise succeeded to any
               shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

               3. "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any Common Stock:

                    (a) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                    (b) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more clauses of Section A of Section 6.4) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                    (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

          and provided further, however, that (1) no Director or Officer of this Corporation (or any affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any affiliate thereof, and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

               4. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing of these Articles.

               5. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 2 of this Section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               6. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any Director who is thereafter chosen to fill any vacancy of the Board of Directors or who is elected and who, in either event, is unaffiliated with the Interested Stockholder and in connection with his initial assumption of office is recommended for appointment or election by a majority of Disinterested Directors then in office.

               7.  "Fair Market Value" means:

                    (a) in the case of stock, the highest closing sales price of the stock during the 30-day period immediately preceding the date in question of a share of such stock on the National Association of Securities Dealers Automated Quotation System or any system then in use, or, if such stock is admitted to trading on a principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, Fair Market Value shall be the highest sale price reported during the 30-day period preceding the date in question, or, if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Board of Directors in good faith, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock, and

                    (b) in the case of property other than cash or stock, the
               Fair Market Value of such property on the date in question as determined by the Board of Directors in good faith.

               8. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

               9. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Subparagraphs (a) and (b) of Paragraph 2 of Section B of this Section 6.4 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

          D. A majority of the Directors of the Corporation then in office (provided, however, that if there is an Interested Stockholder, any such determination shall also require the affirmative vote of a majority of the Disinterested Directors then in office) shall have the power and duty to determine for the purposes of this Section 6.4, on the basis of information known to them after reasonable inquiry: (a) whether a person is an Interested Stockholder; (b) the number of shares of Voting Stock beneficially owned by any person; (c) whether a person is an Affiliate or Associate of another; and (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value equaling or exceeding 25% of the combined Fair Market Value of the Common Stock of the Corporation and its Subsidiaries. A majority of the Disinterested Directors then in office shall have the further power to interpret all of the terms and provisions of this Section 6.4.

          E. Nothing contained in the Section 6.4 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          F. Notwithstanding any other provisions of these Articles or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles or any Certificate of Establishment, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Section 6.4.

     6.5 STANDARDS FOR BOARD OF DIRECTORS' EVALUATION OF OFFERS. The Board of Directors of the Corporation, in determining whether the interests of the Corporation and its stockholders will be served by any offer of another Person (as defined in Section 6.4) to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with or into another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may consider the interests of the

Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

     6.6  INDEMNIFICATION

          A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          B. The right to indemnification conferred in Section A of this Section
6.6 shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). Notwithstanding the foregoing, expenses incurred by an indemnitee in advance of the final disposition of a proceeding may be paid only upon the Corporation's receipt of an undertaking by the indemnitee to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Section 6.6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          C. If a claim under Section A or B of this Section 6.6 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Section 6.6 or otherwise, shall be on the Corporation.

          D. The rights to indemnification and to the advancement of expenses conferred in this Section 6.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

          E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law.

          F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.6 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

          G. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Section
6.6 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

     6.7  LIMITATION OF LIABILITY OF DIRECTORS.

          A. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Section 6.7 shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Sections 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

          B. No amendment or repeal of this Section 6.7 shall adversely affect the rights and protection afforded to a Director of this Corporation under this
Section 6.7 for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

     6.8  TRANSACTIONS WITH INTERESTED PERSONS

          A. Unless entered into in bad faith, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

          B. For the purposes of this Section 6.8, "Interested Person" means any person or organization in any way interested in the Corporation whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of the Corporation is in any way interested.

          C. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to the Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

          D. The provisions of this Section 6.8 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

     6.9  ACTING AS A PARTNER

     The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

     6.10 STOCKHOLDERS' MEETINGS

     Meetings of stockholders may be held at such place in The Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

     6.11 OWNERSHIP OF VOTING STOCK BY MUTUAL HOLDING COMPANY

     At all times so long as Brookline Bancorp, M.H.C. (the "Mutual Holding Company"), the majority holder of the Corporation's Common Stock, shall be in existence, the Mutual Holding Company shall own at least a majority of the Voting Stock of the Corporation and the Corporation shall not be authorized to issue any shares of Voting Stock or take any action while the Mutual Holding Company is in existence if after such issuance or action the Mutual Holding Company shall own less than the majority of the Corporation's Voting Stock. For these purposes, "Voting Stock" means Common Stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder: (i) to vote for or to select directors of the Corporation; and (ii) to vote on or to direct the conduct of the operations or other significant policies of the Corporation. Notwithstanding anything in the preceding sentence, preferred stock is not "Voting Stock" if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Corporation, or the payment of dividends by the Corporation when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the Corporation; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Corporation. Notwithstanding anything in the preceding two sentences, "Voting Stock" shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

     6.12 CONVERSION TRANSACTION

          A. In the event that the Mutual Holding Company elects to convert to stock form in accordance with applicable law and regulation (a "Conversion Transaction"), the Mutual Holding Company or its successor may merge or combine with the Corporation or Brookline Savings Bank (the "Bank"), the Corporation's wholly-owned subsidiary, and the depositors of the Bank will receive the right to subscribe for a number of shares of Common Stock of the surviving or resulting corporation determined as set forth in the Plan of Reorganization From a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan (the "Plan") of the Bank's mutual savings bank predecessor. The additional shares of Common Stock of the Corporation issued in the Conversion Transaction shall be sold at their aggregate pro forma market value. Pursuant to the Plan, in any Conversion Transaction, the minority stockholders of the Corporation (who consist of the holders of Common Stock other than the Mutual Holding Company), will be entitled to maintain the same percentage ownership interest in the Common Stock of the

Corporation (or the resulting corporation) after the Conversion Transaction as their ownership interest in the Common Stock of the Corporation immediately prior to the Conversion Transaction, subject only to adjustment (if required by federal or state law, regulation, or regulatory policy) to reflect (i) the cumulative effect of the aggregate amount of dividends waived by the Mutual Holding Company, (ii) the market value of assets of the Mutual Holding Company (other than Common Stock of the Corporation) and (iii) any other factors required by applicable law.

          B. At the sole discretion of the Board of Trustees of the Mutual Holding Company and the Board of Directors of the Corporation, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs of this Section 6.11. If a Conversion Transaction does not occur, the Mutual Holding Company will always own a majority of the Voting Stock of the Corporation.

     6.13 AMENDMENT TO ARTICLES OF ORGANIZATION.

     These Articles may be amended at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class; provided, however, that if the Board of Directors recommends, by the affirmative vote of at least two thirds of the Directors then in office at a duly constituted meeting of the Board of Directors (unless at any time within the 60 day period immediately preceding the meeting at which the stockholder vote is to be taken, there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office), that stockholders approve such amendment at such meeting of stockholders, such amendment shall only require the affirmative vote of a majority of the total votes eligible to be cast by stockholders on such amendment, voting together as a single class.

                         ARTICLE VII.  EFFECTIVE DATE

     The effective date of organization of the Corporation shall be the date approved and filed by the Secretary of the Commonwealth.


                     ARTICLE VIII.  DIRECTORS AND OFFICERS

     The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address of the principal office of the Corporation in Massachusetts is: 160 Washington Street, Brookline, Massachusetts 02147

b. The name, residential address and post office address of each Director and Officer of the Corporation is as follows:

              NAME                     RESIDENTIAL ADDRESS  POST OFFICE ADDRESS
President:    Richard P. Chapman, Jr.  107 Upland Road      Brookline, MA  02146

Treasurer:    Paul R. Bechet           20 Wachusett Road    Chestnut Hill, MA  02167

Clerk:        Richard P. Chapman, Jr.  107 Upland Road      Brookline, MA  02146

Director:     Richard P. Chapman, Jr.  107 Upland Road      Brookline, MA  02146

c. The fiscal year (i.e., tax year) of the Corporation shall end on the last day of the month of: December

d.   The name and business address of the resident agent, if any, of the
     Corporation is:    NONE


                              ARTICLE IX.  BYLAWS

     Bylaws of the Corporation have been duly adopted and the President, Treasurer, Clerk and Directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this Corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 18th day of November, 1997

                           /s/ Peter W. Coogan, Esq.
                           -------------------------
                            Foley, Hoag & Eliot, LLP
                             One Post Office Square
                             ----------------------
                               Boston, MA  02109

                            BROOKLINE BANCORP, INC.

                                    BYLAWS


     ARTICLE VII - STOCKHOLDERS

          SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders, for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.

          SECTION 2. SPECIAL MEETINGS. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter, the "Whole Board") or otherwise as set forth in the Articles of Organization. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at any such meeting shall be determined by the Board of Directors or the President.

          SECTION 3. NOTICE OF MEETINGS. Written notice of the place, date, and time of all meetings of the stockholders shall be given at least seven (7) days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by Chapter 156B of the General Laws of the Commonwealth of Massachusetts (or successor provisions) (the "Massachusetts Business Corporation Law"), other applicable law, or the Articles of Organization of the Corporation).

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          SECTION 4. QUORUM. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

          SECTION 5. ORGANIZATION. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board of the Corporation or, in his absence, the Chief Executive Officer or, in his absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Clerk of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

          SECTION 6. CONDUCT OF BUSINESS.

               (a) The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

               (b) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this
                    Section 6(b). For business to be properly brought before an annual meeting by a stockholder, the business must relate to a proper subject matter for stockholder action and the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than ninety
                    (90) calendar days in advance of the date of the Corporation's proxy statement which was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, with respect to the Corporation's first annual meeting of stockholders, to be timely notice shall be received at the principal executive offices of the Corporation not less than ninety
                    (90) days prior to the date of the annual meeting except that in the event less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Clerk shall set forth as to each matter such stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (C) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder; and (D) any material interest of such stockholder in such business.

     At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) as a result of a written application for a special meeting brought by stockholders in accordance with the Articles of Organization. Any such written application for a special meeting by one or more stockholders shall set forth as to each matter proposed to be brought before the special meeting the information described in subsections (A) through (D) of this
Section 6(b).

     Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at a meeting of stockholders except in accordance with the provisions of this Section 6(b). The Officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

               (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which Directors are to be elected only: (i) by or at the direction of the Board of Directors; or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 6(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than ninety (90) calendar days in advance of the date of the Corporation's proxy statement which was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, with respect to the Corporation's first annual meeting of stockholders, to be timely notice shall be received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the annual meeting except that in the event less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth: (i) as to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (ii) as to the stockholder giving notice of (x) the name and address, as they appear on the Corporation's books, of such stockholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the provisions of this Section 6(c). The Officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he should so determine, he shall declare to the meeting and the defective nomination shall be disregarded.

               (d) Nothing contained in this Section 6 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations or other proposals by stockholders.

          SECTION 7. PROXIES AND VOTING. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be in written form and shall be dated not more than six (6) months before the meeting named therein, unless the proxy is coupled with an interest and provides otherwise. Proxies shall be filed with the Clerk at the meeting, or of any adjournment thereof, before being voted. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Clerk of the Corporation receives a specific written notice to the contrary from any one of them. Whenever stock is held in the name of two or more persons, in the absence of specific written notice to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless successfully challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     All voting, including on the election of Directors but excepting where otherwise required by law or by the governing documents of the Corporation, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his proxy, a stock vote shall be taken.
Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by the Articles of Organization or by law, all other matters shall be determined by a majority of the votes present and cast at a properly called meeting of stockholders.



     ARTICLE VIII - BOARD OF DIRECTORS

          SECTION 1. GENERAL POWERS, NUMBER AND TERM OF OFFICE. The business and affairs of the Corporation shall be under the direction of its Board of Directors. The number of Directors who shall constitute the Whole Board shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be fifteen (15). The Board of Directors may annually elect a Chairman of the Board from among its members who shall, when present, preside at its meetings. In the absence of a Chairman of the Board, meetings of the Board of Directors will be chaired by a Director selected by the Board of Directors from among its members.

     The Directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter, with each Director to hold office until his successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, Directors elected to succeed those Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his successor shall have been duly elected and qualified.

          SECTION 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum; (provided, however, that if there is an Interested Stockholder, such action shall also require the affirmative vote of a majority of the Disinterested Directors then in office) and Directors so chosen shall hold office for a term specified by the Directors then in office or, if not so specified, for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such Director's successor shall have been duly elected and qualified. No decrease in the number of authorized Directors constituting the Board shall shorten the term of any incumbent Director.

          SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by a majority of the Directors then in office or by the Chief Executive Officer and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice in person or by telephone or sent to his business or home address by telecommunication at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight (48) hours in advance of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Notice of any special meeting may be waived in accordance with Article VI, Section 2, hereof.

          SECTION 5. QUORUM. At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

          SECTION 6. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting but shall not constitute attendance for the purpose of compensation pursuant to Section 9 of this Article II, unless the Board of Directors by resolution so provides.

          SECTION 7. CONDUCT OF BUSINESS. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          SECTION 8. POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

                    (1) To declare, and the Corporation may pay, dividends on outstanding shares of its capital stock;

                    (2) To issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses, and on such terms as the Board of Directors or a designated committee thereof may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock;

                    (3) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                    (4) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                    (5) To remove any Officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any Officer upon any other person for the time being;

                    (6) To confer upon any Officer of the Corporation the power to appoint, remove and suspend subordinate Officers, employees and agents;

                    (7) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                    (8) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, Officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

                    (9) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation's business and affairs.

          SECTION 9. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as Directors, including, without limitation, their services as members of committees of the Board of Directors.

     ARTICLE IX - COMMITTEES

          SECTION 1. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the Whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

          SECTION 2. CONDUCT OF BUSINESS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

          SECTION 3. NOMINATING COMMITTEE. The Board of Directors shall appoint a Nominating Committee of the Board consisting of not less than three (3) members. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a stockholder of the Corporation pursuant to Section 6 of Article I of these Bylaws in order to determine compliance with such Bylaw provision, and (b) to recommend to the Whole Board nominees for election to the Board of Directors.

     ARTICLE X - OFFICERS

          SECTION 1. GENERALLY. The Board of Directors as soon as may be practicable after the annual meeting of stockholders may choose a Chairman of the Board, and shall choose a President, a Chief Executive Officer, a Treasurer, and a Clerk, and from time to time may choose such other Officers as it may deem proper. The Chairman of the Board, if any, shall be chosen from among the Directors. Any number of offices may be held by the same person.

               (a) The term of office of all Officers shall be until the next annual election of Officers and until their respective successors are chosen, but any Officer may be removed from office at any time by the affirmative vote of a majority of the Directors then in office.

               (b) All Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such Officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

          SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is chosen, shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, serve in a general executive capacity and, when present, shall preside at all meetings of the Board of Directors or the stockholders of the Corporation. The Chairman of the Board shall perform all duties and have all powers which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

          SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general responsibility for the management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to him by the Board of Directors. Subject to the direction of the Board of Directors, and in the absence of a Chairman of the Board, the Chief Executive Officer shall have all of the powers and perform all of the duties of the Chairman of the Board (as designated in Section 2), and shall also have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision of all of the other Officers (other than the Chairman of the Board, if any), employees and agents of the Corporation.

          SECTION 4. PRESIDENT. The President shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to him by the Board of Directors or the Chief Executive Officer.

          SECTION 5. VICE PRESIDENTS. The Vice President or Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors or the Chief Executive Officer. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

          SECTION 6. TREASURER, VICE TREASURERS, AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. The Treasurer shall also perform such other duties as the Board of Directors may from time to time designate. Any Vice Treasurer and any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

          SECTION 7. CLERK. The Clerk or an Assistant Clerk shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors or the Chief Executive Officer.

          SECTION 8. ASSISTANT CLERKS AND OTHER OFFICERS. The Board of Directors may appoint one or more Assistant Clerks and such other Officers who shall have such powers and shall perform such duties as are provided in these Bylaws or as may be assigned to them by the Board of Directors or the Chief Executive Officer.

          SECTION 9. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any Officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

     ARTICLE XI - STOCK

          SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Director, Officer or employee of the Corporation. In case any officer who has signed or whose signature has been placed on such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the time of its issue. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

          SECTION 2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

          SECTION 3. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

          SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

          SECTION 5. REGULATIONS. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

     ARTICLE - NOTICES

          SECTION 1. NOTICES. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, Officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by telecommunication. Any such notice shall be addressed to such stockholder, Director, Officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telecommunication, shall be the time of the giving of the notice.

          SECTION 2. WAIVERS. A written waiver of any notice, signed by a stockholder, Director, Officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, Director, Officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

     ARTICLE XIII - MISCELLANEOUS

          SECTION 1. FACSIMILE SIGNATURES. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any Officer or Officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

          SECTION 2. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Clerk. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Comptroller or by an Assistant Clerk or an assistant to the Comptroller.

          SECTION 3. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each Officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the

     Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its Officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

          SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

          SECTION 5. TIME PERIODS. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

          SECTION 6. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other instruments and obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, President, any Vice President, Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

          SECTION 7. ARTICLES OF ORGANIZATION. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

          SECTION 8. POWERS OF CORPORATION. The Corporation shall have and may exercise all the powers, privileges and authority, express, implied and incidental, now or hereafter conferred by applicable law and the Corporation's Articles of Organization.

     ARTICLE - AMENDMENT

          SECTION 1. AMENDMENT BY DIRECTORS. The Bylaws of the Corporation may be amended or repealed by the affirmative vote of a majority of the whole Board at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of a majority of the Disinterested Directors (as such term is defined in the Articles of Organization) then in office at such meeting. Not later than the time of giving notice of the annual meeting of stockholders next following the amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the Bylaws.

          SECTION 2. AMENDMENT BY STOCKHOLDERS. The Bylaws of the Corporation may be amended or repealed at a duly constituted meeting of stockholders called expressly for such purpose, by the affirmative vote of at least 80% of the total voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

                                     CHARTER                          EXHIBIT C
                                       OF
                           BROOKLINE BANCORP, M.H.C.


     WHEREAS, a charter has been granted to incorporate Brookline De Novo Savings Bank (hereinafter referred to as the "Bank") as a Massachusetts savings bank; and

     WHEREAS, the Bank, in accordance with Chapter 167H of the Massachusetts General Laws and all other applicable law, has voted to reorganize into a mutual holding company;

     The charter of the Bank is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                     NAME

     The name of this corporation shall be "Brookline Bancorp, M.H.C.," (the "Corporation") and may be changed from time to time by the Corporators of the Corporation.

                                  ARTICLE II
                                  MAIN OFFICE

     The main office of the Corporation shall be located at 160 Washington Street, Brookline, Massachusetts, and may be changed from time to time by the Board of Trustees of the Corporation.

                                  ARTICLE III
                                   DURATION

     The duration of the Corporation is perpetual.

                                  ARTICLE IV
                               NATURE AND POWERS

     The Corporation is a mutual holding company organized under Chapter 167H of the Massachusetts General Laws and shall have and may exercise all powers and authority, express and implied, available to it under Chapter 167H, as it may be amended from time to time, and under all other applicable state and federal law. Notwithstanding any other provision contained herein, the Corporation shall have no power to take deposits.

                                   ARTICLE V
                                  CORPORATORS

     The Corporation shall have a Board of Corporators which shall initially consist of those persons who both (a) are serving as Corporators of the Corporation on the date of the reorganization of the Corporation into a mutual holding company in accordance with the provisions of said Chapter 167H and (b) meet the qualifications for the position of Corporator set forth in the by-laws of the Corporation. Such initial Corporators shall continue to serve as Corporators for the balance of the terms to which they were elected prior to the mutual holding company reorganization, subject to the provisions of the by-laws of the Corporation. Corporators shall otherwise be elected as provided in the by-laws of the Corporation.

                                  ARTICLE VI
                                   TRUSTEES

     The Corporation shall have a Board of Trustees which shall initially consist of those persons who both (a) are serving as Trustees of the Corporation on the date of the reorganization of the Corporation into a mutual holding company in accordance with the provisions of said Chapter 167H and (b) meet the qualifications for the position of Trustee set forth in the by-laws of the Corporation. Such initial Trustees shall continue to serve as Trustees for the balance of the terms to which they were elected prior to the mutual holding company reorganization, subject to the provisions of the by-laws of the Corporation. Trustees shall otherwise be elected as provided in the by-laws of the Corporation.

                                  ARTICLE VII
                          LIQUIDATION AND DISSOLUTION

     Section 1.  Liquidation and Dissolution.
                 ----------------------------

     The Corporation may liquidate its affairs and be dissolved in accordance with the procedures set forth in Chapter 168, Section 33 of the Massachusetts General Laws, as it may be amended from time to time.

     Section 2. Liquidation Rights.
                -------------------

     All persons who have deposit accounts with any subsidiary bank of the Corporation on the date of the vote of liquidation in accordance with said Chapter 168, Section 33, or such other date, if any, as may be provided in said Section, as said Section may be amended from time to time, shall have the right, upon the liquidation of the Corporation, to receive any proceeds of the Corporation's assets and property which may remain after payment of expenses of settling the Corporation's affairs and satisfaction of all liabilities of the Corporation, as provided in said Chapter 168, Section 33.

     Section 3. Limitations.
                ------------

     Liquidation rights accorded depositors under said Chapter 168, Section 33 shall relate to the liquidation of the Corporation and not to the liquidation or other disposition of any asset or group of assets owned by the Corporation, including without limitation any stock bank or other subsidiary which may be owned in whole or in part by the Corporation. No depositor of any subsidiary bank of the Corporation shall, as such, have any rights with respect to the Corporation or any of its assets or properties, except (a) liquidation rights with respect to the Corporation provided for herein and (b) rights as a creditor with respect to any subsidiary bank of the Corporation in which the depositor has a deposit. No merger, consolidation, disposition or acquisition of assets or liabilities or other similar transaction or business combination to which the Corporation is a party or otherwise involving the Corporation will constitute a liquidation for the purposes of this Article VII, whether the Corporation is or is not the surviving entity in such transaction or combination. Only a liquidation of the Corporation in accordance with said Chapter 168, Section 33 will constitute a liquidation for the purposes of this Article VII.

                                 ARTICLE VIII
                                INDEMNIFICATION

     The Trustees, officers, and employees of the Corporation shall be indemnified to the extent provided in the by-laws of the Corporation.

                                   ARTICLE IX
                            LIMITATION OF LIABILITY

     The following provision shall be applicable if and when permitted by applicable law: No Trustee of the Corporation shall be personally liable to the Corporation for monetary damages for breach of his fiduciary duty as a Trustee, except for liability (i) for any breach of such Trustee's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or in knowing violation of law, or (iii) for any transaction from which the Trustee derived an improper personal benefit. Any repeal or modification of this Article IX shall not adversely effect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification.

                                   ARTICLE X
                             AMENDMENT OF CHARTER

     This charter may be amended by a two-thirds vote of the Corporators present in person and voting at a duly constituted regular or special meeting of Corporators; provided, however, that the notice for such meeting must state that a purpose of the meeting is to consider and act upon a proposed amendment to the charter and shall include the text of the proposed amendment or a summary thereof.

                                    BY-LAWS
                                      OF
                           BROOKLINE BANCORP, M.H.C.

                            ARTICLE I. ORGANIZATION

     The name of the Corporation is Brookline Bancorp, M.H.C. The location of its main office shall be as set forth in the charter. The Corporation may have such additional offices, either within or without the United States, as the Board of Trustees may from time to time designate in accordance with applicable law.

                            ARTICLE II. CORPORATORS

     Section 1. Number; Election; Term.  The initial members of the Board of
                -----------------------
Corporators shall consist of those persons who both (a) are serving as Corporators of Brookline De Novo Savings Bank on the date of the reorganization of Brookline De Novo Savings Bank into a mutual holding company in accordance with the provisions of Chapter 167H of the Massachusetts General Laws, and (b) meet the qualifications for the position of Corporator set forth in Section 6 of this Article II. Such initial Corporators shall continue to serve as Corporators for the balance of the terms to which they were elected prior to the reorganization, subject to the provisions of Sections 5 and 6 of this Article
II. Corporators may be elected at any annual or special meeting of Corporators if the notice of the proposed meeting includes the election of Corporators as an item for action at the meeting. Except as provided in the second sentence of this paragraph, all Corporators shall be elected for a term of ten years, or, if a Corporator was elected at a special meeting of Corporators, such Corporator shall serve until the annual meeting next following the tenth anniversary of such Corporator's election. There shall be at least twenty-five Corporators.

     Section 2. Meetings.  The Annual Meeting of the Corporators shall be held
                --------
on the third Thursday of April of each year or on such other day (other than a legal holiday) as the Board of Trustees, the Chairman of the Board or the President may designate. The time and place of the meeting shall be designated by the Board of Trustees, the Chairman of the Board or the President. Special meetings may be called by the Board of Trustees, the Chairman of the Board or the President, or as otherwise required by law. Only those matters set forth in the notice of a special meeting may be acted upon at such special meeting. The Chairman of the Board of the Corporation shall preside at all meetings of the Corporators. If there is no Chairman or in the absence of the Chairman, the President of the Corporation shall preside. If the President is not present, a Trustee of the Corporation shall be appointed by the corporators present to preside at the meetings.

     Section 3. Notice. Notice of each annual or special meeting of the
                ------
Corporators shall be given by the Clerk by mailing written notice of the meeting to each Corporator not less than seven days before the meeting, and by advertisement in a newspaper as required by law. Each such notice shall be mailed to the Corporator at his address as appearing on the records of the Corporation and shall state the date, time, place and purposes of the meeting. The giving of notice to any Corporator may be waived by such Corporator in writing either before or after the meeting.

     Section 4. Quorum and Voting.  Except as otherwise provided in the charter
                ------------------
or these by-laws, a quorum shall consist of thirteen Corporators or twenty-five percent of the total number of Corporators, whichever is greater, provided, however, that in any event not more than fifty Corporators shall be necessary to constitute a quorum. Each Corporator must be present in person to be entitled to vote, and each Corporator present in person shall be entitled to one vote. Except as otherwise provided in the charter or these by-laws, all questions shall be determined by vote of a majority of Corporators present in person at a meeting of the Corporators at which a quorum is present. If less than a quorum is present, a meeting of Corporators may be adjourned and reconvened from time to time until a quorum is present.

     Section 5. Resignation and Removal.  Any Corporator may resign at any time
                ------------------------
by giving written notice to the Chief Executive Officer or the Clerk. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt. Any Corporator who fails to attend two or more successive annual meetings of the Corporators may be removed by the Corporators at any meeting within three years following the last such successive annual meeting missed. Any Corporator may be removed for cause, including but not limited to a violation of the Corporation's Standards of Conduct as in effect on the date of such violation, by a vote of a majority of the

Corporators. In the event any Corporator is employed by a subsidiary bank of the Corporation as an officer or other employee and such officer or other employee resigns from such position or is terminated from such position, with or without cause, then the Board of Trustees may in its discretion remove such person from his position as a Corporator, with or without cause.

     Section 6. Qualification. No Corporator shall serve as a corporator,
                -------------
trustee or officer of any other mutual holding company, as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be elected or appointed to serve or shall continue serving as a Corporator if he shall fail to be a depositor of a subsidiary bank of the Corporation.

                             ARTICLE III. TRUSTEES

     Section 1. Number; Election; Term.  The initial members of the Board of
                -----------------------
Trustees shall consist of those persons who both (a) are serving as Trustees of Brookline De Novo Savings Bank on the date of the reorganization of Brookline De Novo Savings Bank into a mutual holding company in accordance with the provisions of said Chapter 167H, and (b) meet the qualifications for the position of Trustee set forth in Section 6 of this Article III. Such initial Trustees shall continue to serve as Trustees for the balance of the terms to which they were elected prior to the reorganization, subject to the provisions of this Section 1 and Sections 5 and 6 of this Article III. Trustees may be elected at any annual or special meeting of Corporators if the notice of the proposed meeting includes the election of Trustees as an item for action at the meeting. The number of Trustees shall be established from time to time by the Board of Trustees, provided that the number so fixed shall be at least 11. The Trustees shall be divided into three groups as nearly equal in number as possible and one of such groups shall be elected annually to serve for a term of three years and until their successors are elected and qualified. When the number of Trustees is changed, the Board of Trustees shall determine the class or classes to which the increased or decreased number of Trustees shall be apportioned. Any vacancy in the Board of Trustees, resulting from an increase in the number of Trustees or otherwise, may be filled by the Trustees for the balance of the vacant term.

     Persons who have served as Trustees for ten years or more may be elected Honorary Trustees for specific or indefinite terms at any meeting of the Corporators. Honorary Trustees shall not be deemed to be officers or members of the Board of Trustees, shall not receive compensation, shall not be required to attend meetings and shall not be authorized or required to perform any duties.

     Section 2. Meetings.  The Board of Trustees shall hold a regular meeting at
                ---------
least once every three months. Such meetings shall be held on such dates, at such times and at such places as determined by the Chief Executive Officer. Special meetings may be called and held at any time as provided by law.

     Section 3. Notice.  Notice of each special meeting of the Trustees shall be
                -------
given by the Clerk by mailing written notice of the meeting to each Trustee not less than seven days before the meeting or by notice given to each Trustee in person or by telephone, telegram, facsimile or express delivery sent to his business or home address at least twenty-four hours in advance of the meeting. Notices sent by mail shall be mailed to each Trustee at his address as appearing on the records of the Corporation. The notice shall state the date, time and place of the meeting. The giving of notice to any Trustee may be waived by such Trustee in writing either before or after the meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting, except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened.

     Section 4. Quorum and Voting.  Except as otherwise provided in the charter
                ------------------
or these by-laws, a quorum shall consist of a majority of the total number of the Trustees and all questions shall be determined by vote of a majority of Trustees present in person at a meeting of Trustees at which a quorum is present. If less than a quorum is present, a meeting of Trustees may be adjourned and reconvened from time to time until a quorum is present.

     Section 5. Resignation and Removal.  Any Trustee may resign at any time by
                ------------------------
giving written notice to the Chief Executive Officer or the Clerk. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt. At any meeting of the Trustees, the Trustees may remove any Trustee or Trustees for cause, including but not limited to a violation of the Corporation's Standards of Conduct as in effect on the date of such violation, by a vote of a majority of the entire Board of Trustees. Any Trustee who is absent from more than three regular meetings in a twelve month period or more than four regular meetings in a twenty-four month period shall no longer be qualified to serve as a Trustee and shall automatically be removed from his position as Trustee.

     Section 6. Qualification.  No Trustee shall serve as a corporator, trustee
                -------------
or officer of any other mutual holding company, as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation. No person shall be elected or appointed to serve or shall continue serving as a Trustee if he is not a Corporator, except that any person elected by the Board of Trustees pursuant to the last sentence of Article III, Section 1 hereof to fill a vacancy on the Board of Trustees, however created, need not be a Corporator at the time of such election or at any time prior to the next Annual Meeting of Corporators.

     Section 7. Powers and Duties.  The Trustees shall have the power and
                ------------------
authority to govern the business and affairs of the Corporation subject to the charter and these by-laws.

     Section 8. Compensation. Trustees shall receive such compensation as may be
                ------------
determined from time to time by the Board of Trustees.

     Section 9. Manner of Participation.  Members of the Board of Trustees or
                ------------------------
committees of the Board appointed pursuant to these by-laws may participate in meetings by means of a conference telephone or similar communication equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 8 of this Article III, unless the Board of Trustees by resolution so provides.

                            ARTICLE IV. COMMITTEES

     A committee of at least three Trustees who are not officers of the Corporation shall be appointed by the Board of Trustees to serve as an Audit Committee. Each member of the Audit Committee shall serve for a three-year term.

     The Board of Trustees shall appoint an Executive Committee and may appoint, or authorize the Chief Executive Officer to appoint, such other committees as the Board of Trustees may determine. The Executive Committee shall exercise all powers of the Board of Trustees between meetings of the Board of Trustees, except those powers which by law, the charter or these by-laws may not be delegated. The Executive Committee members shall be elected from the Board of Trustees to serve for five year terms, provided the Chief Executive Officer and the Chairman of the Board of the Corporation shall serve as members of the Executive Committee. Members of committees appointed by the Board of Trustees other than the Audit Committee and the Executive Committee shall serve at the pleasure of the Board of Trustees. Members of committees appointed by the Chief Executive Officer shall serve at the pleasure of the Chief Executive Officer.

                              ARTICLE V. OFFICERS

     Section 1. Composition and Duties.  The officers of the Corporation shall
                -----------------------
consist of a President, a Treasurer, a Clerk and such other officers as the Trustees may from time to time elect. Such officers shall serve at the pleasure of the Board of Trustees. The powers and duties of the officers shall be as follows:

                (a) Chairman of the Board of Trustees.  The Board of Trustees
                    ----------------------------------
may annually elect from their membership a Chairman. The Chairman, if one be elected, shall preside at all meetings of the Trustees and at all meetings of the Corporators. In the absence of the Chairman, the President shall preside. In the event that all of the aforementioned officers are absent, another member of the Board of Trustees may be appointed by the Trustees present to preside at such meeting. The Chairman shall perform such other duties as the corporators or the Board of Trustees direct.

          (b) President.  The President shall be the Chief Executive Officer if
              ---------
so designated by the Board of Trustees. If the President is not the Chief Executive Officer, he shall have such powers and duties as may be prescribed by law, by the Chief Executive Officer or by the Board of Trustees.

          (c) Chief Executive Officer.  The Chief Executive Officer shall be
              ------------------------
appointed annually by the Board of Trustees, shall be a member of the Board of Trustees and shall preside at all meetings of the Executive Committee. He shall have authority to appoint any officers, employees or agents, other than those provided by law, the charter or these by-laws to be elected by the Trustees, and to prescribe their powers and duties which may include the power to appoint subordinate employees or agents. All persons so appointed shall serve at the pleasure of the Chief Executive Officer. He shall have such other powers and duties as are incidental to his office and as may be prescribed by law or by the Board of Trustees.

          (d) Treasurer.  The Treasurer shall have such powers and duties as may
              ----------
be prescribed by law, by the Chief Executive Officer or by the Board of Trustees.

          (e) Vice Presidents.  Any Executive Vice President, Senior Vice
              ---------------
President or Vice President shall have such powers and perform such duties as the Chief Executive Officer or the Board of Trustees may from time to time designate.

          (f) Clerk.  The Clerk shall keep a record of all meetings of the
              ------
Corporators. If a Secretary is not elected or is absent, the Clerk shall keep a record of the meetings of the Board of Trustees. The Clerk shall have such other powers and duties as may be prescribed by law, by the Chief Executive Officer or by the Board of Trustees.

          (g) Secretary.  The Secretary, if one is appointed, shall keep a
              ---------
record of all meetings of the Board of Trustees and shall have such other powers and duties as may be prescribed by law, by the Chief Executive Officer or by the Board of Trustees.

          (h) Other Officers.  Other officers shall have such powers and duties
              ---------------
as may be prescribed by the Chief Executive Officer or by the Board of Trustees.

     Section 2. Election.  The Board of Trustees shall have authority to elect
                ---------
all officers.

     Section 3. Resignation and Removal.  Any officer may resign at any time by
                ------------------------
giving written notice to the Chief Executive Officer or the Board of Trustees. Unless otherwise specified in the notice, the resignation shall take effect immediately upon receipt. Any officer elected by the Board of Trustees may be removed at any time with or without cause by the Board of Trustees or by the Executive Committee. Any officer appointed by the Chief Executive Officer, and any employee or agent of the Corporation, may be removed at any time with or without cause by the Chief Executive Officer, by the Board of Trustees or by the Executive Committee.

     Section 4. Qualification.  No officer of the Corporation shall serve as a
                --------------
corporator, trustee or officer of any other mutual holding company, as a trustee, director or officer of any bank or thrift institution which is not a subsidiary of the Corporation, or as a director or officer of any holding company for any bank or thrift institution which is not a subsidiary of the Corporation.

     Section 5. Compensation.  The compensation of all officers shall be fixed
                -------------
by the Board of Trustees.

                          ARTICLE VI. INDEMNIFICATION

     Section 1. Definitions.  For purposes of this Article: (a) "Officer" means
                ------------
any Trustee or officer of the Corporation who serves or has served in such capacity and any heirs or personal representatives of such person; (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation but who is not or was not an Officer, and any heirs or personal representatives of such person; (c) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and (d) "Expenses" means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees or disbursements or other expenses reasonably incurred in a Proceeding.

     Section 2. Indemnified Parties.  Except as provided in Sections 4 and 5 of
                --------------------
this Article VI, each Officer shall be indemnified by the Corporation against any and all expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as a Corporator, Trustee, officer or employee of the Corporation, (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

     Section 3. Non-Officer Employees.  Except as provided in Sections 4 and 5
                ----------------------
of this Article VI, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Trustees, be indemnified by the Corporation against any and all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as an employee of the Corporation, (b) in any capacity with respect to any employee benefit plan sponsored by the Corporation or any wholly-owned subsidiary of the Corporation, (c) as a director, officer or employee of any wholly-owned subsidiary of the Corporation, or (d) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation.

     Section 4. Service at the Request or Direction of the Corporation.  No
                -------------------------------------------------------
indemnification shall be provided to any Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in
Section 2(d) or 3(d) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by a vote of the Board of Trustees or by vote of the Executive Committee prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification sought. The Corporation shall not be liable for indemnification under Section 2(d) or 3(d) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry. The Corporation may, but shall not be required to, maintain insurance coverage with respect to indemnification under Section 2(d) or 3(d) above. Notwithstanding any other provision of this Section 4, but subject to Section 5 of this Article VI, the Board of Trustees may provide an Officer or Non-Officer Employee with indemnification under Section 2(d) or 3(d) above as to a Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry, provided that the Board of Trustees in its discretion determines it to be in the best interests of the Corporation to do so.

     Section 5. Good Faith.  No indemnification shall be provided to an Officer
                -----------
or to a Non-Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said person with respect to a matter if there is a determination that with respect to such matter that such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. The determination shall be made by a majority vote of those Trustees who are not involved in such Proceeding. However, if more than half of the Trustees are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Trustees chosen at a regular or special meeting of the Board of Trustees to make such determination; provided, however, that if there are less than three disinterested Trustees, the determination shall be made by a committee consisting of three disinterested Corporators, chosen at a regular or special meeting of the Board of Trustees to make such determination.

     Section 6. Prior to Final Disposition.  Any indemnification provided under
                ---------------------------
this Article, in the case of an Officer shall include, and in the case of a Non-Officer Employee may in the discretion of the Board of Trustees include, payment by the Corporation of Expenses incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Officer or Non-Officer Employee to repay such payment if such person shall be adjudicated or determined to be not entitled to indemnification under this Article.

     Section 7. Insurance.  The Corporation may, but shall not be required to,
                ----------
purchase and maintain insurance to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such person, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article.

     Section 8. Independent Indemnification.  Nothing in this Article shall
                ----------------------------
limit any lawful rights to indemnification existing independently of this Article.

                      ARTICLE VII. CONFLICTS OF INTEREST

     No contract or transaction between the Corporation and one or more of its Trustees or officers, or between the Corporation and any other corporation, partnership, association, or other organization of which one or more of its directors, officers, partners, or members are members of the Board of Trustees or officers of the Corporation, or in which one or more of the Corporation's Trustees or officers have a financial or other interest, shall be void or voidable solely by reason thereof, or solely because the Trustee or officer is present at or participates in the meeting of the Board of Trustees of the Corporation or a committee thereof which authorized the contract or transaction, if:

          (1) Any duality of interest or possible conflict of interest on the part of any Trustee or officer of the Corporation is disclosed to the other members of the Board or committee at a meeting at which a matter involving such duality or conflict of interest is considered or acted upon; and

          (2) Any Trustee having a duality of interest or possible conflict of interest on any matter refrains from voting on the matter. The minutes shall reflect that a disclosure was made and the abstention from voting.

     The foregoing requirements shall not be construed as preventing a Trustee from briefly stating his position in the matter, nor from answering pertinent questions of other members of the Board or committee:

     Each Trustee and officer shall be advised of the foregoing upon the acceptance of his office and shall answer an annual questionnaire that requests the disclosure of such duality of interest or possible conflict of interest.

                          ARTICLE VIII. MISCELLANEOUS

     Section 1. Fiscal Year.  Except as otherwise provided by the Board of
                ------------
Trustees, the fiscal year of the Corporation shall end on December 31 of each year.

     Section 2. Seal.  The Board of Trustees shall have power to adopt and alter
                -----
the seal of the Corporation.

     Section 3. Execution of Instruments.  All deeds, leases, transfers,
                -------------------------
contracts, bonds, stock certificates and other certificates representing securities, notes and other obligations and certificates to be executed by the Corporation in the ordinary course of its business without Trustee action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any other officer or agent of the Corporation as the Board of Trustees may authorize for such purpose.

     Section 4. Voting of Securities.  Unless the Board of Trustees otherwise
                ---------------------
provides, the Chief Executive Officer, the President or any other officer or agent designated by the Board of Trustees may waive notice of or act on behalf of the Corporation or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution at any meeting, or to execute any written consent in lieu of any meeting, of the stockholders or shareholders of any other corporation or organization any of whose securities are held by the Corporation.

     Section 5. Subsidiary.  For purposes of these by-laws, "subsidiary" of the
                -----------
Corporation means (i) any corporation more than 50 % of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting rights by reason of the happening of any contingency) is at the time owned by the Corporation directly or indirectly through subsidiaries and (ii) any partnership, association, joint venture or other entity in which the Corporation directly or indirectly through subsidiaries has more than a 50% equity interest at the time.

                             ARTICLE IX. AMENDMENTS

     These by-laws may be amended by a majority vote of the Corporators present in person and voting at a duly constituted regular or special meeting of the Corporators; provided, however, that the notice for such meeting must state that a purpose of the meeting is to consider and act upon a proposed by-law amendment and shall include the text of the proposed amendment or a summary thereof.